Exhibit 99.1


             DEBTOR-IN-POSSESSION CREDIT AND GUARANTY AGREEMENT

                         dated as of July 15, 2002

                                   among

                    COMMUNICATIONS CABLE FUNDING CORP.,
                                as Borrower

                        THE GUARANTORS LISTED ON THE
                          SIGNATURE PAGES HERETO,
                               as Guarantors

                              VARIOUS LENDERS,

                                    and

                    THE CIT GROUP/BUSINESS CREDIT, INC.,
                          as Agent for the Lenders

          --------------------------------------------------------


                $630,000,000 SENIOR SECURED CREDIT FACILITY


          --------------------------------------------------------






             DEBTOR-IN-POSSESSION CREDIT AND GUARANTY AGREEMENT


                  This DEBTOR-IN-POSSESSION CREDIT AND GUARANTY AGREEMENT, dated as of July 15, 2002, is entered into by and among COMMUNICATIONS CABLE FUNDING CORP., a Delaware corporation ("Company"), the Guarantors listed on the signature pages hereto or otherwise party hereto from time to time, the Lenders listed on the signature pages hereto or otherwise party hereto from time to time, and The CIT Group/Business Credit, Inc., as Agent for the Lenders (in such capacity, together with its successors, and assigns, "Agent").


                                 RECITALS:

                  WHEREAS, on May 8, 2002 (the "Filing Date"), NTL Incorporated ("NTL"), NTL (Delaware) Inc. ("NTL Delaware"), NTL Communications Corp. ("NCC"), the Company, Diamond Holdings, Ltd., ("Diamond Holdings"), Diamond Cable Communications Limited ("Diamond Cable"; together with NTL, NTL Delaware, NCC, Diamond Holdings and the Company, the "Debtors", and each a "Debtor") filed petitions under Chapter 11 of the Bankruptcy Code (the "Cases") in the Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court");

                  WHEREAS, pursuant to that certain Non-Binding Term Sheet for Plan of Reorganization, among the Debtors and the unofficial steering committee of holders of notes issued by certain of the Debtors (the "Steering Committee"), dated as of April 16, 2002 (the "Restructuring Term Sheet"), it is contemplated that the outstanding indebtedness, preferred stock and common stock of the Debtors (other than the Company) will be restructured (the "Proposed Restructuring") pursuant to a plan of reorganization on the terms attached hereto as Exhibit A;

                  WHEREAS, the Restructuring Term Sheet contemplates that the Debtors may require access to debtor-in-possession financing to effectuate the Proposed Restructuring;

                  WHEREAS, the Lenders are willing to make available to the Company such post-petition financing under the terms and subject to the conditions set forth herein;

                  WHEREAS, Company has agreed to secure all of its Obligations by granting to Agent, for the benefit of the Secured Parties, liens and security interests on substantially all of its assets as set forth herein, including a pledge of all proceeds of the Term Loans hereunder maintained in the Disbursement Account pursuant to Sections 364(c)(1), (c)(2) and (c)(3) of the Bankruptcy Code;

                  WHEREAS, the Guarantors have agreed to guarantee the Obligations of Company hereunder and to secure their respective Obligations by granting to Agent, for the benefit of the Secured Parties, liens and security interests on substantially all of their respective assets as set forth herein pursuant to Sections 364(c)(1), (c)(2) and (c)(3) of the Bankruptcy Code;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

         1.1. Definitions.The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

         "Adverse Proceeding" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of NTL or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of NTL or any of its Subsidiaries, threatened against or affecting NTL or any of its Subsidiaries or any property of NTL or any of its Subsidiaries.

         "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agent" as defined in the preamble.

         "Aggregate Amounts Due" as defined in Section 2.11.

         "Aggregate Payments" as defined in Section 7.2.

         "Agreed Administrative Expense Priorities" shall mean those administrative expenses with respect to the Debtors and, with respect to clause (ii) of clause "first" below, any official committee appointed by the Bankruptcy Court in the Chapter 11 Cases, which shall have the following order of priority:

         first, (i) amounts payable pursuant to 28 U.S.C. ss. 1930(a)(6) and (ii) allowed fees and expenses of attorneys, accountants, financial advisors, consultants and other professionals retained by the Debtors, any official unsecured creditors' committee appointed in the Chapter 11 Cases pursuant to sections 327 and 1103 of the Bankruptcy Code, as the case may be (including any accrued and unpaid fees and expenses), whether incurred prior to or following an Event of Default (collectively, the "Professional Expenses"); provided, that the aggregate amount of Professional Expenses entitled to priority under clause "(ii)" shall not exceed $10,000,000 (Ten Million Dollars) (the "Professional Expense Cap"); provided, further, that Professional Expenses incurred in connection with the investigation (including discovery proceedings), initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against the Agent or Lenders shall not be entitled to priority under this clause "(ii)"; and provided, further, that the agreement to a limited priority for Professional Expenses shall not waive any right of the Lenders or the Agent to object to fees and expenses constituting such Professional Expenses or be construed as consent to the allowance of any fees and expenses and nothing herein shall be construed to obligate the Lenders or the Agent, in any way, to pay the Professional Expenses or to assure that the Debtors have sufficient funds on hand to pay such Professional Expenses.

         second, all Obligations, and

         third, all other allowed administrative expenses.

         "Agreement" means this Credit and Guaranty Agreement, dated as of July 15, 2002, as it may be amended, restated, supplemented or otherwise modified from time to time.

         "Assignment Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit B.

         "Authorized Officer" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer or treasurer.

         "Available Cash Balance" means the Cash and Cash Equivalents (excluding Cash and Cash Equivalents in the inaccessible pledged accounts listed on Schedule 1.01) of NCC and its Subsidiaries including, without limitation, NTL (UK) Group, Inc. and its Subsidiaries, but excluding Diamond Cable and its Subsidiaries, Triangle and its Subsidiaries, and the Company.

         "Bankruptcy Code" means Title 11 of the United States Code, as now and hereafter in effect, or any successor statute.

         "Bankruptcy Court" as defined in the recitals hereto.

         "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

         "Cablecom Entities" means NTL Switzerland SPV, Inc. and its direct and indirect Subsidiaries.

         "Cablecom Facility" means that certain credit agreement, dated March 28, 2000, by and among Cablecom GmbH, as principal borrower, and JP Morgan plc and Morgan Stanley Senior Funding, Inc., as arrangers and joint book managers, and the other parties thereto, as amended on May 16, 2000, as further amended and restated as of May 2, 2002 and any related ancillary documents, such credit agreement and each such ancillary document as in effect on the date hereof and as may be further amended from time to time provided that such further amendments are satisfactory to the Requisite Lenders.

         "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing (other than convertible Indebtedness).

         "Carve-Out Expenses" shall mean those amounts, fees, expenses and claims set forth in, and subject to, clause "first" of the definition of the term "Agreed Administrative Expense Priorities."

         "Cases" as defined in the recitals hereto.

         "Cash" means money, currency or a credit balance in any demand or Deposit Account.

         "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody's;
(iv) certificates of deposit or bankers' acceptances (or in the case of Foreign Subsidiaries, the foreign equivalent) maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000, or in the case of Foreign Subsidiaries, any local office of any commercial bank organized under the law of the relevant jurisdiction or any political subdivision thereof which has a combined capital and surplus and undivided profits in excess of $500,000,000 or any commercial bank with a rating of at least A-2 from S&P or at least P-2 from Moody's; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i), (ii), (iii) and (iv) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

         "Cash Management Order" means that certain order of the Bankruptcy Court dated May 10, 2002, and amended June 7, 2002, approving the cash management of NTL and its Subsidiaries specified therein.

         "Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit F.

         "Change of Control" means, at any time, (i) more than 40% of the outstanding voting interests in the Capital Stock of NTL is owned by any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), (ii) NTL shall either (a) fail to beneficially own and control 100% of the outstanding voting interests in the Capital Stock of NTL Delaware, NCC, Company, Diamond Cable, Diamond Holdings, Triangle or NTL (UK) Group, Inc. or (b) fail to have designated or appointed (directly or indirectly) 66% of the members of the board of directors (or similar governing body) of NTL Delaware, NCC, Company, Diamond Cable, Diamond Holdings, Triangle or NTL (UK) Group, Inc. then in office at any time,
(iii) Company shall fail to directly own and control 100% of the outstanding voting interests in the Capital Stock of NTL (UK) Group, Inc.,
(iv) the direct or indirect ownership by NTL or its Subsidiaries of the Subsidiaries of NTL (UK) Group, Inc. shall change in any respect (other than changes expressly permitted under Sections 6.8(f) or 6.9 of this Agreement or changes made solely for tax planning purposes made in consultation with the Lenders and which do not have an adverse effect on the interests of the Lenders under this Agreement), (v) any seat (other than vacant seats) on the board of directors (or similar governing body) of NTL Delaware, NCC, Company, Diamond Cable, Diamond Holdings, Triangle, or NTL (UK) Group, Inc. ceases to be occupied by a Person who either (a) was a member of such board of directors on the Closing Date or (b) was either (x) nominated for election by such board of directors, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors or (y) designated or appointed (directly or indirectly) by NTL; provided that in each case a change of control in accordance with and as contemplated by the Plan shall not constitute a Change of Control hereunder. As used herein, the term "beneficially own" or "beneficial ownership" shall have the meaning set forth in the Exchange Act and the rules and regulations promulgated thereunder.

         "Closing Date" means the date on which the Closing Date Term Loans are made.

         "Closing Date Term Loans" means the loans made by Lenders to Company pursuant to Section 2.1(a)(i).

         "Closing Fee" means 2% of Term Loan Commitments hereunder payable upon entry of the Final Financing Order.

         "Collateral" means, collectively, all of the pre-petition and post-petition real, personal, mixed property and other assets of every kind and nature (including Capital Stock and similar equity interests) in which Liens are purported to be granted pursuant to Section 11 as security for the Obligations; provided that, Collateral shall not include (i) the Capital Stock or assets of NTL (UK) Group, Inc., (ii) the assets or more than 65% of the Capital Stock of a First Tier Foreign Subsidiary, (iii) the assets or Capital Stock of any foreign entity not included in clause (ii),
(iv) the Capital Stock or assets of NTL Switzerland SPV, Inc., (iv) the accounts set forth on Schedule 1.01 in respect of which security has been granted at the date hereof by NTL Delaware as required by the terms of the Foreign Subsidiary Credit Agreements (and defined therein as the "Charged Account"), (v) the account, set forth on Schedule 1.01, in respect of which security has been granted at the date hereof by NTL in relation to that certain ISDA Master Agreement dated March 26, 2001, between J.P. Morgan Chase and NTL relating to PTV, (vi) the assets of NCC, (vii) the intercompany receivable owed to the Company scheduled on Schedule 1.04 or
(viii) the assets of any Joint Venture, or the Securities of any Joint Venture to the extent a Lien would be prohibited or cause an adverse effect on the interests of the Lenders or NTL or any of its Subsidiaries.

         "Collateral Documents" means Section 11 of this Agreement and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Agent, for the benefit of the Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

         "Commitment Fee" means 2% of the Term Loan Commitments (other than from NTL Delaware) hereunder that were payable to the Lenders (other than NTL Delaware) upon issuance of the Commitments of the Lenders (other than NTL Delaware) pursuant to that certain letter, dated May 6, 2002.

         "Company" as defined in the preamble hereto.

         "Compliance Certificate" means a Compliance Certificate substantially in the form of Exhibit C.

         "Consolidated Capital Expenditures" means the aggregate of all expenditures of NTL and its Subsidiaries since May 1, 2002 determined on a consolidated basis that, in accordance with GAAP, are or should be included in the fixed asset movement schedule (excluding capitalized interest) or similar items reflected in the consolidated balance sheets of NTL and its Subsidiaries.

         "Contractual Obligation" means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "Contributing Guarantors" as defined in Section 7.2.

         "Credit Document" means any of this Agreement, the Term Loan Notes, the Collateral Documents, and all other documents, instruments or agreements (as such may be amended, restated, supplemented or otherwise modified from time to time) executed and delivered by a Credit Party for the benefit of Agent or any Lender in connection herewith. For purpose of clarity, the Plan is not a Credit Document. For purposes only of Section 9 and 10, the term "Credit Document" shall include the Foreign Subsidiary Subordination Agreement.

         "Credit Party" means each Person (other than Agent or any Lender or any representative thereof) from time to time party to this Agreement.

         "Cumulative CAPEX Covenant" means, for the applicable month, the amount listed across from such line item on the Monthly Budget.

         "Cumulative Capital Expenditures" means, since May 1, 2002, the aggregate of all expenditures of (1) NTL (UK) Group, Inc., and its Subsidiaries (other than Triangle and its Subsidiaries) (2)Triangle and its Subsidiaries, and (3) Diamond Cable and its Subsidiaries, during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in the fixed asset movement schedule (excluding capitalized interest) or similar items reflected in the consolidated balance sheets of (1) NTL (UK) Group, Inc., (2)Triangle, and (3) Diamond Cable and their respective Subsidiaries.

         "Cumulative EBIT" means, since May 1, 2002, the aggregate of the consolidated net income of (1) Diamond Cable and its Subsidiaries; (2) Triangle and its Subsidiaries; and (3) NTL (UK) Group, Inc. and its Subsidiaries (other than Triangle and its Subsidiaries) for such period adding back (only to the extent, in each case, deducted in calculating such consolidated net income):

         (a)      any provision on account of taxation;

         (b) any interest (including capitalized interest), commission, discounts or other fees incurred or payable, received or receivable, by any member of (1) Diamond Cable and its Subsidiaries; (2) Triangle and its Subsidiaries; and (3) NTL (UK) Group, Inc. and its Subsidiaries (other than Triangle and its subsidiaries) in respect of Indebtedness for borrowed money;

         (c) any amounts received or paid pursuant to the interest hedging arrangements entered into in respect of the Senior Credit Facility or the Working Capital Facility;

         (d) any items treated as exceptional or extraordinary items and any other similar items agreed to in writing by NTL and the Lenders.

         (e) foreign currency transaction losses (foreign currency transaction gains will be deducted from consolidated net income to the extent gains were added in calculating such consolidated net income)

         (f) other losses from sales or disposals of businesses (other gains from sales or disposals of businesses will be deducted from consolidated net income to the extent gains were added in calculating such consolidated net income);

         (g) share of losses from equity investments (share of gains from equity investments will be deducted from consolidated net income to the extent gains were added in calculating such consolidated net income);

         (h)      corporate expenses;

         (i) other charges for restructuring or integration of business units;

         (j)      non-cash compensation; and

         (k)      asset impairment charges.

         "Cumulative EBITDA" means, EBIT since May 1, 2002, for such period adding back (only to the extent, in each case, deducted in calculating cumulative EBIT):

         (a) any amount attributable to amortisation of intangible assets (including goodwill); and

         (b) depreciation of tangible assets and capitalized costs and expenses.

         "Cumulative EBITDA Covenant" means, for the applicable month, the amount listed across from such line item on the Monthly Budget.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with NTL's and its Subsidiaries' operations and not for speculative purposes.

         "Debtor Subsidiary" means any Subsidiary of NTL that has filed a petition under Chapter 11 of the Bankruptcy Code.

         "Debtors" as defined in the recitals hereto.

         "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

         "Deferred Draw Term Loans" means the loans made by Lenders to Company pursuant to Section 2.1(a)(iii).

         "Delaware Term Loans" means the loans made by NTL Delaware to Company pursuant to Section 2.1(a)(ii).

         "Deposit Account" means a money market, demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "Diamond Administration Case(s)" means the administration(s) of Diamond Cable and Diamond Holdings pursuant to the Diamond Administration Orders.

         "Diamond Administration Orders" means the administration orders of the Courts of England and Wales under Part II of the Insolvency Act relating to Diamond Cable and Diamond Holdings.

         "Diamond Cable" as defined in the recitals hereto.

         "Diamond Funding" as defined in Section 2.2(c).

         "Diamond Funding Group" as defined in Section 2.2(c).

         "Diamond Holdings" as defined in the recitals hereto.

         "Disbursement Account" means a Deposit Account in the sole dominion and control of Agent (for the benefit of the Secured Parties) into which all Term Loans shall be funded to Company on the dates and in accordance with the provisions of Section 2 hereof and shall be held until delivery from time to time by Company of a Withdrawal Request in accordance with Section 2.2(c) and in which Agent shall have a security interest for the benefit of the Secured Parties as collateral security for payment and performance in full when due of all Obligations.

         "Disclosure Statement" means the form of disclosure statement with respect to the Plan filed with the Bankruptcy Court on May 24, 2002, amended July 11, 2002, and amended from time to time with the consent of the Lenders.

         "Dollars" and the sign "$" mean the lawful money of the United States of America.

         "Domestic Subsidiary" means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "Eligible Assignee" means any Lender (other than NTL Delaware), any Affiliate of any Lender (which, for purposes of this definition, shall include any investment or similar fund that is owned, managed or controlled by such Lender) and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) consented to by the Requisite Lenders; provided, no Affiliate of NTL shall be an Eligible Assignee.

         "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, NTL, any of its Subsidiaries or any of their respective ERISA Affiliates.

         "Environmental Claim" means any investigation, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "Environmental Laws" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to NTL or any of its Subsidiaries or any Facility.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

         "ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of NTL or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of NTL or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of NTL or such Subsidiary and with respect to liabilities arising after such period for which NTL or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

         "ERISA Event" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by NTL, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to NTL, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to
Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on NTL, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to
Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of NTL, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by NTL, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which would reasonably be expected to give rise to the imposition on NTL, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against NTL, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under
Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

         "Event of Default" means as defined in Section 8.1.

         "Excess Budget Amount" as defined in Section 2.2(c).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "Existing Note" means that certain ninety million British Sterling note between NTL Delaware and NTL (UK) Group, Inc., dated April 6, 2002.

         "Facility" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by NTL or any of its Subsidiaries or any of their respective predecessors.

         "Fair Share" as defined in Section 7.2.

         "Fair Share Contribution Amount" as defined in Section 7.2.

         "Fair Share Shortfall" as defined in Section 7.2.

         "Filing Date" as defined in the recitals hereto.

         "Final Financing Order" shall mean the order of the Bankruptcy Court approving the Term Loans made and to be made to the Company in accordance with this Agreement in form and substance satisfactory to the Lenders (other than NTL Delaware) in their sole and absolute discretion substantially in the form attached hereto as Exhibit D as the same may be amended, modified or supplemented from time to time with the express prior written consent of the Agent.

         "Final Order" shall mean an order or judgment of the Bankruptcy Court as entered on the docket that has not been reversed, stayed, modified or amended, and as to which the time to appeal, petition for certiorari, or seek reargument or rehearing has expired and as to which no appeal, reargument, petition for certiorari, or rehearing is pending or as to which any right to appeal, reargue, petition for certiorari or seek rehearing has been waived in writing in a manner satisfactory to the Requisite Lenders or, if an appeal, reargument, petition for certiorari, or rehearing thereof has been sought, the order or judgment of the Bankruptcy Court has been affirmed by the highest court to which the order was appealed or from which the reargument or rehearing was sought, or certiorari has been denied, the time to take any further appeal or to seek certiorari or further reargument has expired.

         "Financial Officer Certification" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of NTL that such financial statements fairly present, in all material respects, the financial condition of NTL and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

         "Financial Plan" as defined in Section 5.1(e).

         "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than Permitted Liens.

         "First Tier Foreign Subsidiary" means, a Foreign Subsidiary that is a wholly-owned direct Subsidiary of a Domestic Subsidiary.

         "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

         "Fiscal Year" means the fiscal year of NTL and its Subsidiaries ending on December 31 of each calendar year. For the purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

         "Flood Hazard Property" means any Real Estate Asset subject to a Lien in favor of Agent, for the benefit of the Lenders, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

         "Foreign Subsidiary" means any Subsidiary other than any Subsidiary organized under the laws of any state of the United States of America.

         "Foreign Subsidiary Credit Agreements" means (i) the Senior Credit Facility, (ii) the Working Capital Facility and (iii) the Cablecom Facility.

         "Foreign Subsidiary Subordination Agreement" means, collectively, those certain subordination agreements, substantially in the form attached hereto as Exhibit E.

         "Funding Date Certificate" means a Funding Date Certificate substantially in the form of Exhibit G.

         "Funding Guarantors" as defined in Section 7.2.

         "Funding Notice" means a Funding Notice substantially in the form of Exhibit H.

         "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, the United States (including reconciliations to the United States' principles) or other relevant jurisdiction's generally accepted accounting principles in effect as of the date of determination thereof.

         "Governmental Acts" means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

         "Governmental Authority" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, the United Kingdom, or a foreign entity or government.

         "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

         "Guaranteed Obligations" as defined in Section 7.1.

         "Guarantor" means each of the Persons listed on the signature pages hereto as a guarantor and other Persons that from time to time guarantee the Obligations of the Company hereunder.

         "Guaranty" means the guaranty of each Guarantor set forth in
Section 7.

         "Hazardous Materials" means any chemical, material or substance, exposure to which is prohibited, limited or regulated as hazardous by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

         "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

         "Heads of Terms" means that certain non-binding memorandum executed on May 2, 2002, on behalf of the UK Bank Steering Committee and the Cablecom Bank Steering Committee, NTL (acting on behalf of its Subsidiaries party to the Foreign Subsidiary Credit Agreements), and the Steering Committee.

         "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "Historical Financial Statements" means as of the Closing Date,
(i) the audited financial statements of NTL and its Subsidiaries as are set forth on the respective annual reports on Form 10-K, as previously amended for NTL, "NTL Inc.", NTL Delaware, NCC, Diamond Cable and Triangle, as applicable (together, the "Reporting Companies") for the year ended December 31, 2001, and to the extent available, for the year 2000 and (ii) the unaudited financial statements of the Reporting Companies as set forth in their respective quarterly reports on Form 10-Q for the quarter ending March 31, 2002; provided that if the Form 10-Q for the Reporting Companies for the quarter ending on March 31, 2002 has not been filed by June 17, 2002, the Reporting Companies will provide to the Lenders at least two Business Days prior to the Closing Date draft unaudited financial statements consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows in the form available at that time for the Reporting Companies and their Subsidiaries for the quarter ending March 31, 2002, with a detailed explanation of what materials and information need to be completed in order to file the Form 10-Q.

         "Indebtedness", as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ordinary course trade payables and other accrued expenses in the ordinary course of such Person's business), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another;
(viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes.

         "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) the Restructuring Term Sheet, the Plan, this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make Term Loans or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to NTL with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of NTL or any of its Subsidiaries; provided however, such term shall not include Taxes.

         "Indemnified Taxes" as defined in Section 2.12(a).

         "Indemnitee" as defined in Section 10.3.

         "Insolvency Act" means the Insolvency Act of 1986 of the U.K.

         "Intellectual Property" as defined in Section 4.13.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with NTL's and its Subsidiaries' operations and not for speculative purposes.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

         "Investment" means (i) any direct or indirect purchase or other acquisition by NTL or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of NTL from any Person, of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by NTL or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment, as at any date of determination, shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, minus the amount of Cash returned or repaid with respect to such Investment.

         "Joint Venture" means a joint venture, partnership, or other similar arrangement or minority interest, whether in corporate, partnership or other legal form to which NTL or its Subsidiaries is a party, including those listed on Schedule 4.32; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "Lender" means NTL Delaware and each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

         "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

         "Margin Stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Material Adverse Effect" means a material adverse effect on (i) the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of NTL and its Subsidiaries taken as a whole; (ii) the ability of any Credit Party to fully and timely perform its Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; (iv) the rights, remedies and benefits available to, or conferred upon, Agent and any Lender or any Secured Party under any Credit Document or (v) the restructuring contemplated by the Plan or the prospects of consummating such restructuring.

         "Material Contract" means any contract, licensing agreements, or other arrangement to which NTL or any of its Subsidiaries is a party (other than the Credit Documents, the Foreign Subsidiary Credit Agreements, and the indentures listed on Schedule 1.02) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

         "Monthly Budget" means the monthly budget attached here to as
Schedule 1.03 and any other monthly budget approved pursuant to Section
5.1(f).

         "Moody's" means Moody's Investor Services, Inc.

         "Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

         "NAIC" means The National Association of Insurance Commissioners, and any successor thereto.

         "Narrative Report" means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of NTL and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

         "NCC" as defined in the recitals hereto.

         "NCC Funding" as defined in Section 2.2(c).

         "NCC Funding Group" as defined in Section 2.2(c).

         "Net Insurance/Condemnation Proceeds" means an amount equal to:
(i) any Cash payments or proceeds received by NTL or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of NTL or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by NTL or any of its Subsidiaries in connection with the adjustment or settlement of any claims of NTL or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale or other disposition of such assets as referred to in clause (i)(b) of this definition, including
(a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such sale or disposition, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Term Loans) or other Contractual Obligations that is secured by a Lien on the stock or assets in question that was perfected prior to the initiation of the Cases, that continues to be valid as of the date of such sale or disposition, and that is required to be repaid under the terms thereof as a result of such sale or disposition, (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such sale or disposition undertaken by NTL or any of its Subsidiaries in connection with such sale or disposition and (d) reasonable fees and disbursements of attorneys, accountants and investment bankers.

         "Non - Group Subsidiaries" means the direct, and indirect Subsidiaries of NTL, other than NTL (UK) Group, Inc., Diamond Cable, NTL Switzerland SPV, Inc., and their respective direct and indirect
Subsidiaries.

         "Non-US Lender" as defined in Section 2.12(d).

         "NTL" as defined in the recitals hereto.

         "NTL Delaware" as defined in the recitals hereto.

         "NTL Group" means each of (i) Diamond Cable and its Subsidiaries;
(ii) Triangle and its Subsidiaries; (iii) NTL (UK) Group, Inc. and its Subsidiaries (other than Triangle and its Subsidiaries); and (iv) NTL Switzerland SPV, Inc. and its Subsidiaries (each of (i), (ii), (iii) and
(iv) taken independently is an NTL Group).

         "NTL Inc./Delaware Funding" as defined in Section 2.2(c).

         "NTL Inc./Delaware Funding Group" as defined in Section 2.2(c).

         "Obligations" means all obligations of every nature of each Credit Party from time to time owed to Agent (including former Agents), the Lenders or any of them, under any Credit Document, whether for principal, interest, payments for fees, expenses, indemnification or otherwise.

         "Obligee Guarantor" as defined in Section 7.7.

         "Official Committee" means the Official Committee of Unsecured Creditors in the Debtors' Cases, as appointed by the United States Trustee on June 21, 2002.

         "Organizational Documents" means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws (if applicable), as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its certificate or articles of organization, or its memorandum and articles of association (if applicable) as amended, and its operating agreement if applicable, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

         "PBGC" means the Pension Benefit Guaranty Corporation as established pursuant to Section 4002 of ERISA or any successor thereto.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 303(2) of ERISA.

         "Permitted Liens" means each of the Liens permitted pursuant to
Section 6.2.

         "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

         "Plan" means the Plan of Reorganization attached hereto as Exhibit I, as may be modified or may be amended or modified with the prior written consent of the Requisite Lenders.

         "Principal Office" means Agent's "Principal Office" as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to Company and each Lender.

         "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (A) the Term Loan Exposure of that Lender with respect to any applicable Term Loan or Term Loan Commitment by (B) the aggregate Term Loan Exposure of all Lenders with respect to such applicable Term Loans or Term Loan Commitments. The initial Pro Rata Share of each Lender for the purposes of the preceding sentence is set forth opposite the name of that Lender in Appendix A annexed hereto.

         "Professional Expense Cap" shall have the meaning set forth in clause (ii) of the clause "first" of the definition of the term "Agreed Administrative Expense Priorities."

         "Professional Expenses" shall mean those expenses set forth in clause (ii) of the clause "first" of the definition of the term "Agreed Administrative Expense Priorities."

         "Projections" as defined in Section 4.8.

         "Proposed Restructuring" as defined in the recitals hereto.

         "PTV" means Premium TV Limited.

         "Real Estate Asset" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

         "Register" as defined in Section 2.4(b).

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Related Agreements" means, collectively, the Plan and documents attached thereto.

         "Related Fund" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

         "Requisite Lenders" means one or more Lenders (other than NTL Delaware) having or holding Term Loan Exposure and representing more than 66% of the aggregate Term Loan Exposure of all Lenders (other than NTL Delaware).

         "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of NTL or its Subsidiaries now or hereafter outstanding, except a dividend or other distribution payable solely in shares of Capital Stock;
(ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of NTL or its Subsidiaries now or hereafter outstanding;
(iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of NTL or its Subsidiaries now or hereafter outstanding; and
(iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to any subordinated Indebtedness of NTL or its Subsidiaries, except
(x) as effectuated pursuant to the Plan; (y) as made by an entity that is not a Credit Party in favor of any Credit Party (other than NCC) or (z) payments made by a member of an NTL Group to another member of the same NTL Group.

         "Restructuring Term Sheet" as defined in the recitals hereto.

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.

         "Secured Parties" means Agent and the Lenders from time to time.

         "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "Senior Credit Facility" means that certain credit agreement, dated May 30, 2000, by and among NTL Investment Holdings Limited, as post-novation borrower, and JP Morgan plc and Morgan Stanley Deal Witter Bank Limited, as arrangers and joint book managers, and the other parties thereto, as amended and restated pursuant to a restatement amendment agreement, dated September 26, 2001 and any related ancillary documents, such credit agreement and each such ancillary document as in effect on the date hereof and as may be further amended from time to time provided that such amendments are satisfactory to the Requisite Lenders.

         "Significant Events" means (i) the specific events expressly described in the Disclosure Statement, under Article III.D thereof, "Events Leading to Chapter 11 Cases", (ii) the filing of the Cases, and (iii) the filing of the Diamond Administration Cases.

         "Solvent" means, with respect to any Person, that as of the date of determination both (i) (a) the sum of such Person's debt (including contingent liabilities) does not exceed all of its property, at a fair valuation; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured; (c) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (d) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

         "Steering Committee" as defined in the recitals hereto.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss. 59A), customs duties, fees, duties, levies, imposts, deductions, charges, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, service, service use, service, leasing, leasing use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Term Loans" means any or all of the Closing Date Term Loans, the Deferred Draw Term Loans and the Delaware Term Loans, as applicable.

         "Term Loan Commitment" means the commitment of a Lender to make or otherwise fund a Term Loan and "Term Loan Commitments" means such commitments of all Lenders in the aggregate. The amount of each Lender's Term Loan Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Term Loan Commitments as of the Closing Date is $630,000,000 (Six Hundred Thirty Million Dollars). The aggregate amount of Term Loan Commitments in respect of Closing Date Term Loans is $229,000,000 (Two Hundred Twenty Nine Million Dollars). The aggregate amount of Term Loan Commitments in respect of Deferred Draw Term Loans is $271,000,000 (Two Hundred Seventy One Million Dollars). The aggregate amount of Term Loan Commitments in respect of Delaware Term Loans is $130,000,000 (One Hundred Thirty Million Dollars).

         "Term Loan Exposure" means, with respect to any Lender, as of any date of determination, the sum of the outstanding principal amount of the Term Loans of such Lender plus the remaining amount, if any, of such Lender's Term Loan Commitment.

         "Term Loan Maturity Date" means the earliest of (i) consummation of the Plan, (ii) December 1, 2002 and (iii) the date on which all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

         "Term Loan Note" means a promissory note in the form of Exhibit J, as it may be amended, supplemented or otherwise modified from time to time.

         "Triangle" means NTL (Triangle) LLC.

         "Triangle Funding" as defined in Section 2.2(c).

         "Triangle Funding Group" as defined in Section 2.2(c).

         "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

         "UK Bank Group Funding" as defined in Section 2.2(c).

         "Withdrawal Date" means, with respect to any Withdrawal Request, the date on which Company proposes to withdraw funds from the Disbursement Account pursuant to such Withdrawal Request.

         "Withdrawal Request" means a request by the Company to withdraw funds from the Disbursement Account in accordance with the provisions of
Section 2.2(c) substantially in the form of Exhibit K hereto.

         "Working Capital Facility" means that certain credit agreement, dated May 30, 2000, by and among NTL Communications Limited, as borrower, JP Morgan plc and Morgan Stanley Dean Witter Bank Limited, as arrangers and joint book managers, and the other parties thereto, as amended on September 27, 2001 and any related ancillary documents, such credit agreement and each such ancillary document, as in effect on the date hereof and as may be amended from time to time; provided that such amendments are satisfactory to the Requisite Lenders.

         "Working Capital Variance" means a shortfall in the "anticipated ending cash balance" for the applicable month in the Budget which is caused by the occurrence, since May 1, 2002, of the (i) collections of NTL (UK Group), Inc. and its Subsidiaries (other than Triangle and its Subsidiaries) received or anticipated in good faith to be received from accounts receivable being less than the budgeted amount of such collections and/or (ii) trade payments of NTL (UK Group), Inc. and its Subsidiaries (other than Triangle and its Subsidiaries) made or anticipated in good faith to be made being greater than the budgeted amount of such payments.

         "Working Capital Variance Baskets" means aggregate withdrawals for Working Capital Variances may not exceed $100 million in any single month or $400 million in the aggregate.

         1.2. Accounting Terms Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Except as otherwise expressly provided herein, financial statements and other information required to be delivered by Company to the Lenders pursuant to Section 5.1(a) through 5.1(d) shall be prepared in accordance with GAAP, where applicable, as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(h), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements.

         1.3. Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The determination as to whether something is adverse to the interests of the Lenders, provided in the definitions of "Collateral" and "Change of Control", and in Sections 6.6(g), 6.8(f), 6.11, and 11.1, will be made by the Requisite Lenders in their reasonable discretion.

SECTION 2. LOANS

         2.1. Term Loans.

                 (a) Loan Commitments. Subject to the terms and conditions hereof, (i) each Lender with a Term Loan Commitment to make Closing Date Term Loans severally agrees to make a Closing Date Term Loan to Company in an amount equal to such Lender's Term Loan Commitment for Closing Date Term Loans,
(ii) NTL Delaware agrees to make a Delaware Term Loan to Company (with NCC as a co-obligor) in an amount equal to NTL Delaware's Term Loan Commitment, and (iii) each Lender with a Term Loan Commitment to make Deferred Draw
Term Loans severally agrees to make a Deferred Draw Term Loan to Company in an amount equal to such Lender's Term Loan Commitment for Deferred Draw
Term Loans. Company may only make borrowings under the Term Loan
Commitments on the dates set forth in clause (b) below. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.8 and 2.9, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Term Loan Maturity Date. Each Lender's Term Loan Commitment shall be reduced immediately and without further action on each date of the funding of such Lender's Term Loan Commitment by an amount equal to the amount so funded on such date.

                  (b) Borrowing Mechanics for the Term Loans.

                           (i) Company shall deliver to Agent a fully executed Funding Notice (A) with respect to the Closing Date Term Loans, no later than two days prior to the Closing Date, (B) with respect to Delaware Term Loans, no later than two Business Days prior to the date of the proposed making of such Delaware Term Loans, and (C) with respect to Deferred Draw Term Loans, no later than ten (10) Business Days prior to the date of the proposed making of such Deferred Draw Term Loans. All Closing Date Term Loans shall be made on the Closing Date. No Deferred Draw Term Loans shall be made until all Delaware Term Loans have been made, and the amount of Deferred Draw Term Loans to be made on any funding date shall not be less than the lesser of (x) $50,000,000 and (y) the amount of the Term Loan Commitments outstanding in respect of Deferred Draw Term Loans as of the Business Day immediately preceding such funding date. Promptly upon receipt by Agent of such Funding Notice, Agent shall notify each Lender of the proposed borrowing.

                           (ii) Upon satisfaction of the applicable funding conditions set forth in Sections 2.1(b)(i) and 3.1, each Lender with a Term Loan Commitment in respect of Closing Date Term Loans shall make its Closing Date Term Loans available to Agent not later than 2:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at Agent's Principal Office.

                           (iii) Upon satisfaction of the applicable funding conditions set forth in Sections 2.1(b)(i) and 3.1, NTL Delaware shall make the applicable portion of its Delaware Term Loans available to Agent not later than 2:00 p.m. (New York City time) on the proposed funding date of such Delaware Term Loans, by wire transfer of same day funds in Dollars, at Agent's Principal Office.

                           (iv) Upon satisfaction of the funding conditions set forth in Sections 2.1(b)(i) and 3.1, each Lender with a Term Loan Commitment in respect of Deferred Draw Term Loans shall make the applicable portion of its Deferred Draw Term Loans available to Agent not later than 2:00 p.m. (New York City time) on the proposed funding date of such Deferred Draw Term Loans, by wire transfer of same day funds in Dollars, at Agent's Principal Office.

                           (v) Upon its receipt of Term Loans to be funded by each applicable Lender on any proposed funding date, Agent shall make the proceeds of such Term Loans available to Company by causing an amount of same day funds in Dollars equal to the proceeds of all such Term Loans received by Agent from Lenders to be credited to the Disbursement Account. Notwithstanding the foregoing, in no event shall the Company be permitted to withdraw any funds from the Disbursement Account except in compliance with the provisions of Section 2.2(c). Funds on deposit in the Disbursement Account shall bear interest as disclosed to the Company.

         2.2. Pro Rata Shares; Availability of Funds.

                  (a) Pro Rata Shares. All Term Loans to be funded on any particular date shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares of the type of Term Loans to be made, it being understood that no Lender or Agent shall be responsible for any default by any other Lender in such other Lender's obligation to make a Term Loan requested hereunder nor shall any Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Term Loan requested hereunder.

                  (b) Limitation on Funding by Agent. In the event that any Lender fails to fund all or any portion of its Term Loan as provided in
Section 2.1(b)(ii), (iii) and (iv), Agent shall not be obligated to make such amounts not funded available to the Disbursement Account.

                  (c) Withdrawal of Funds from Disbursement Account. Company may withdraw, and Agent shall disburse to Company, funds from time to time on deposit in the Disbursement Account only in accordance with the provisions of this Section 2.2(c). Whenever Company desires to withdraw funds from the Disbursement Account, it shall deliver to Agent a Withdrawal Request no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed Withdrawal Date. Each Withdrawal Request shall set forth

                           (i) the proposed Withdrawal Date;

                           (ii) the amount proposed to be withdrawn on such Withdrawal Date (which amount shall not be greater than the amount on deposit in the Disbursement Account as of the date of the Withdrawal Request and as of the Withdrawal Date, except with respect to a Withdrawal Request for which the Withdrawal Date is the Closing Date, in which case the amount shall not be greater than the amount on deposit in the Disbursement Account as of the Closing Date);

                           (iii) a certification of the extent (if any) to which such amount is to be applied for the benefit of (t) NTL and/or any of its Subsidiaries or Joint Ventures not falling in one of the categories set forth in sub-paragraphs (u), (v), (w) and (x) (the "NTL Inc./Delaware Funding Group" and such funding being the "NTL Inc/Delaware Funding"), (u) NCC and/or any of its Subsidiaries or Joint Ventures not falling in one of the categories set forth in sub-paragraphs (v), (w) and (x) (the "NCC Funding Group" and the funding being the "NCC Funding"), (v) NTL
         (UK) Group, Inc. and/or any of its Subsidiaries or Joint Ventures not falling in sub paragraph (w) (the "UK Bank Group Funding Group" such funding being the "UK Bank Group Funding"), (w) Triangle and/or any of its Subsidiaries or Joint Ventures (the "Triangle Funding Group" and the funding being the "Triangle Funding") and (x) Diamond Cable and/or any of its Subsidiaries or Joint Ventures (the "Diamond Funding Group" and the funding being the "Diamond Funding") (and for the avoidance of doubt, no part of the amount withdrawn may be used other than for one of the categories set forth in this paragraph);

                           (iv) a certification that no Default or Event of Default has occurred and is continuing or will result from the honoring of such Withdrawal Request,

                           (v) a certification that all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects on and as of the date of the Withdrawal Request and will be true and correct in all material respects on and as of the Withdrawal Date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

                           (vi) a certification that if any part of such withdrawal comprises NTL Inc./Delaware Funding, and/or NCC Funding (which for the avoidance of doubt shall include corporate over-head, restructuring fees and expenses and investments in Joint Ventures in accordance with the Monthly Budget), (x) such withdrawal is in compliance with the Monthly Budget (and for the avoidance of doubt, the amounts set out in the Monthly Budget which comprise NTL Inc./Delaware Funding, and NCC Funding shall be drawable on a cumulative basis such that amounts not withdrawn or used in any previous period shall be drawable and usable in any future period for the purposes set forth on the Monthly Budget) or
         (y) such withdrawal has been expressly consented to in writing by the Requisite Lenders;

                           (vii) a certification that if any part of such withdrawal comprises Diamond Funding or Triangle Funding such withdrawal has been expressly consented to in writing by the Requisite Lenders and a certification that the requirements of Sections 2.3(d) or(e), as applicable, has been satisfied;

                           (viii) a certification that if any part of such withdrawal comprises UK Bank Group Funding, (y) such withdrawal had been expressly consented to in writing by the Requisite Lenders or (z) if such withdrawal has not been so consented to as to the amount of such withdrawal that comprises UK Bank Group Funding and has not been so consented to (the "Excess Budget Amount"), that (1) the Available Cash Balance is, or during the two week period following the Withdrawal Date is projected in the then current report delivered to the Lenders under Section 5.1(a) to fall below $25,000,000, (2) such Excess Budget Amount is to fund a Working Capital Variance, (3) the amount of such withdrawal and the amount(s) being applied as certified in accordance with this section are the minimum amount(s) required (based on the application(s) of the proceeds as certified above and the then current report delivered to the Lenders under Section 5.1(a)) to result in the Available Cash Balance not falling below $25,000,000 during the two week period referred to above, and (4) immediately after giving effect to such withdrawal the Company will not have exceeded any Working Capital Variance Baskets; and

                           (ix) a certification that (a) for the period commencing May 1, 2002 through the end of the last month ending at least 21 days prior to the date of the Withdrawal Request, (x) Cumulative EBITDA was not less than the cumulative amount set forth in the Cumulative EBITDA Covenant for such month, and (y) Cumulative Capital Expenditures were not more than the amount set forth in the Cumulative CAPEX Covenant for such month ; and (b) management has no reason to believe that operating performance and capital expenditures since such month have been inconsistent with the Cumulative CAPEX Covenant or the Cumulative EBITDA Covenant.

                           (x) a certification that the last two sentences of Section 2.3 (to the extent applicable) has been complied with.

                           (xi) a certification that none of the lenders under any of the Foreign Subsidiary Credit Agreements have exercised or are exercising any of their remedies with respect to any event of default thereunder.

         So long as the Agent has not received notice from the Requisite Lenders or the Credit Parties that an Event of Default has occurred and is continuing, the Agent shall honor such draw request complying with the provisions set forth above by 12:00 noon (New York City time) on such Withdrawal Date.

         2.3. Use of Proceeds. All of the proceeds of the Term Loans shall be applied by Company for general corporate purposes (including the payment of fees and interest pursuant to this Agreement and the making of loans to NTL and its Subsidiaries or Joint Ventures set forth on Schedule 4.32 in accordance with the terms and conditions of this Agreement) in strict accordance with the Monthly Budget or if the Available Cash Balance is below $25,000,000, to fund Working Capital Variances within the Working Capital Variance Baskets, or that have been otherwise consented to in writing by the Requisite Lenders. No portion of the proceeds of any Term Loan shall be used, directly or indirectly, (a) in any manner that causes or might cause such Term Loan or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act, (b) to make any payment or prepayment that is prohibited under this Agreement, (c) make any payment in settlement of any claim, action or proceeding, before any court, arbitrator or other governmental body, (d) for the benefit of Triangle or any of its Subsidiaries unless such proceeds are evidenced by an intercompany note (which shall be Collateral hereunder) between the Company and Triangle or its Subsidiaries that is in form and substance satisfactory to Requisite Lenders, (e) for the benefit of Diamond Cable or any of its Subsidiaries unless such proceeds are evidenced by an intercompany note (which shall be Collateral hereunder and include exclusions of liability in favor of the Diamond Cable administrators) between the Company and Diamond Holdings or its Subsidiaries that is in form and substance satisfactory to the Lenders or (f) for the benefit of NTL (UK) Group, Inc. or its Subsidiaries (other than Triangle and its Subsidiaries) unless such proceeds are evidenced by an intercompany note (which shall be Collateral hereunder) between the Company and NTL (UK) Group, Inc. that is in form and substance satisfactory to the Requisite Lenders. The obligations under any intercompany note from NTL (UK) Group, Inc. to the Company shall be subject to the Foreign Subsidiary Subordination Agreement. In respect of any UK Bank Group Funding, the amount withdrawn by the Company may only be advanced to NTL
(UK) Group, Inc. or any of its Subsidiaries or Joint Ventures set forth on
Schedule 4.32 (other than Triangle and its Subsidiaries, with respect to which UK Bank Group Funding may not be advanced) when the Available Cash Balance is actually less than $24,500,000 and such that immediately after giving effect to such advance from the Company, the Available Cash Balance will be no more than $25,500,000. To the extent that any UK Bank Group Funding has not been advanced to NTL (UK) Group, Inc. or any of its Subsidiaries or Joint Ventures set forth on Schedule 4.32 in accordance with the preceding sentence, such amount shall be (x) held in a bank account of the Company (which shall be Collateral hereunder) disclosed to the Requisite Lenders and (y) repaid by the Company to the Disbursement Account on the two week anniversary of the date such UK Bank Group Funding was withdrawn, unless a withdrawal for a UK Bank Group Funding would otherwise be necessary pursuant to section 2.2(c) after giving effect to such repayment.

         2.4. Evidence of Debt; Register; Lenders' Books and Records;
Notes.

                  (a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Indebtedness of Company to such Lender, including the amounts of the Term Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of any applicable Term Loans; and provided further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                  (b) Register. Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Term Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall record in the Register the Term Loans, and each repayment or prepayment in respect of the principal amount of the Term Loans, and any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of any Term Loan.

                  (c) Term Loan Notes. Company shall execute and deliver to each Lender promptly upon request (and/or, if applicable, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if notice is delivered by a Lender to the Company after the Closing Date, promptly after Company's receipt of such notice) a Term Loan Note or Term Loan Notes to evidence such Lender's Term Loan.

2.5. Interest on Loans; Commitment Fees on Term Loan Commitments; Agency Fees.

                  (a) Each Term Loan shall bear interest on the unpaid principal amount thereof from the date made through the date of repayment (whether by acceleration or otherwise) thereof as follows:

                           (i) from the Closing Date until the date that is three months after the Closing Date, at the rate of 11% per annum;

                           (ii) with respect to each successive three month period following the date that is three months after the Closing Date, at the rate per annum equal to the rate per annum during the immediately preceding three month period plus 1%, provided that the rate per annum under this clause (ii) shall not exceed 18%.

                  (b) Interest payable pursuant to Section 2.5(a) shall be computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed in the period during which it accrues. In computing interest on any Term Loan, the date of the making of such Term Loan or the first day of an interest period applicable to such Term Loan shall be included, and the date of payment of such Term Loan or the expiration date of an interest period applicable to such Term Loan shall be excluded; provided, if a Term Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Term Loan; provided further that interest prepaid for a period subsequent to the Term Loan Maturity Date shall be credited against the Obligations hereunder.

                  (c) Interest on each Term Loan shall be payable (i)(A) to each Lender that makes a Closing Date Term Loan, on the Closing Date in respect of interest accruing during the month which includes the Closing Date, and (B) to the other Lenders, on the date on which they make their Term Loan as specified in Section 2.1(b)(iii) or 2.1(b)(iv), in respect of interest accruing during the month which includes the date on which such Term Loans are made, (ii) in advance on the first day of each following month with respect to interest accruing during such month, (iii) on any prepayment of any Term Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid and not previously paid, and (iv) at maturity, including final maturity, to the extent not previously paid.

                  (d) An unutilized commitment fee of 1/2% per annum shall be payable on the aggregate principal amount of Term Loan Commitments from time to time outstanding after the Closing Date. The unutilized commitment fee payable pursuant to this Section 2.5(d) shall be computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed in the period during which it accrues. In computing the unutilized commitment fee on any Term Loan Commitment, the Closing Date or the first day of a payment period applicable to such unutilized commitment fee shall be included, and the date that any applicable Term Loan Commitment is funded as a Term Loan or otherwise terminates shall be excluded. The unutilized commitment fee shall be payable to each Lender that has a Term Loan Commitment outstanding after the Closing Date (i) on the Closing Date in respect of unutilized commitment fees accruing during the month which includes the Closing Date and (ii) in advance on the first day of each following month with respect to the unutilized commitment fee accruing during such month.

                  (e) An agency fee at the rate of $75,000 per month payable to Agent (i) on the Closing Date and (ii) in advance on the first day of each following month; provided that if on the Term Loan Maturity Date, the aggregate agency fees paid to Agent hereunder are less than $375,000, Borrower shall pay to Agent the difference so that after giving effect to such payment, the agency fees paid hereunder will be at least $375,000.

         2.6. Default Interest. Upon the occurrence and during the continuance of an Event of Default described in Section 8.1(a), the principal amount of all Term Loans and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder in each case to the extent not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Term Loans. Payment or acceptance of the increased rates of interest provided for in this Section
2.6 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

         2.7. Scheduled Payments The Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Term Loan Maturity Date.

         2.8. Voluntary Prepayments. At any time and from time to time, Company may prepay any Term Loans on any Business Day in whole or in part in an aggregate minimum amount of $10,000,000 (Ten Million Dollars) and integral multiples of $1,000,000 (One Million Dollars) in excess of that amount. All such prepayments shall be made upon not less than one Business Day's prior written notice given to Agent by 12:00 noon (New York City time) on the date required (and Agent will promptly transmit such notice to each Lender). Upon the giving of any such notice, the principal amount of the Term Loans specified in such notice shall become due and payable on the prepayment date specified therein.

         2.9. Mandatory Prepayments.

                  (a) Insurance/Condemnation Proceeds. No later than the third Business Day following the date of receipt by Company or any of its Subsidiaries (excluding the Triangle Funding Group), or Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Company shall prepay the outstanding Term Loans on a pro rata basis in an aggregate amount equal to such Net Insurance/Condemnation Proceeds, or in the alternative, shall promptly repair or replace the asset so damaged or condemned, so long as the cost of such repair or replacement would not exceed $10,000,000 (Ten Million Dollars), provided however, that the payment of any Net Insurance/Condemnation Proceeds in respect of NTL (UK) Group, Inc. or NTL Switzerland SPV, Inc. or their respective Subsidiaries under this Section 2.9(a) shall be subject to the terms and conditions of the Foreign Subsidiary Credit Agreements and the Foreign Subsidiary Subordination Agreement.

                  (b) Prepayment Certificate. Concurrently with any prepayment of the Term Loans pursuant to this Sections 2.9, Company shall deliver to Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds . In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Term Loans in an amount equal to such excess, and Company shall concurrently therewith deliver to Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

         2.10. General Provisions Regarding Payments.

                  (a) All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent not later than 12:00 noon (New York City time) on the date due at the Agent's Principal Office for the account of Lenders; funds received by Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

                  (b) All payments in respect of the principal amount of any Term Loan shall include payment of accrued interest on the principal amount being repaid or prepaid to the extent not previously paid, and all such payments (and, in any event, any payments in respect of any Term Loan on a date when interest is due and payable with respect to such Term Loan) shall be applied to the payment of interest before application to principal.

                  (c) Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal, interest and unutilized commitment fee due hereunder, together with all other amounts due relating thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Agent.

                  (d) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder to the extent applicable.

                  (e) Company hereby authorizes Agent to charge Company's accounts with or under the control of Agent (including the Disbursement Account) in order to cause timely payment to be made to Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose), provided that (i) in the event that Agent makes such payment from funds in the Disbursement Account, Company shall remain obligated to make such payment to Agent and shall continue to be in default under Section 8.1(a) until it makes such payment and (ii) amounts paid by Agent out of the Disbursement Account shall reduce dollar for dollar the amount available for withdrawal by the Company under Section 2.2(c).

                  (f) Agent shall deem any payment by or on behalf of Company hereunder that is not made in same day funds prior to 12:00 noon (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Agent shall give prompt telephonic notice to Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.6 from the date such amount was due and payable until the date such amount is paid in full.

                  (g) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agent hereunder in respect of any of the Obligations shall be applied (i) first, to the payment of all fees and expenses of Agent in connection with the enforcement of the Obligations and any other fees, indemnities or expenses then due to Agent hereunder or under any other Credit Document, including, without limitation, the agency fee payable pursuant to section 2.5(e) hereof, (ii) second, to the payment of all other costs, fees and expenses incurred in connection with enforcement of the Obligations, (iii) third to the payment on a pro rata basis of the Term Loans and the unutilized commitment fee in respect of the Term Loan Commitments, and (iv) fourth to the payment of all other Obligations.

         2.11. Ratable Sharing. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Term Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. In order to further evidence such participation (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Lender and each selling Lender agree to enter into an Assignment Agreement at the request of a selling Lender or a purchasing Lender, as the case may be, in form and substance reasonably satisfactory to each such Lender.

         2.12. Taxes; Withholding, etc.

                  (a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law, or as otherwise provided in this Section 2.12) be paid free and clear of, and without any deduction or withholding on account of, any Tax, and all liabilities with respect thereto, excluding in the case of each Lender and the Agent or any other party entitled to receive a payment hereunder, any taxes (including franchise taxes and taxes imposed on or measured by net income or profits) imposed with respect to the Agent or any Lender or any other party entitled to receive a payment hereunder by reason of any connection between, as applicable, the Agent or such Lender or any other party entitled to receive a payment hereunder and the relevant taxing jurisdiction, including, without limitation, a connection arising from such Person being or having been a citizen, domiciliary, or resident of such jurisdiction, being organized in such jurisdiction, or having or having had a permanent establishment or fixed place or business therein, but excluding a connection arising solely from such Person having executed, delivered, performed its obligations or received any payment under this Agreement (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities in respect of payments hereunder or under the other Credit Documents being hereinafter referred to as "Indemnified Taxes").

                  (b) Withholding of Indemnified Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Indemnified Tax from any sum paid or payable by any Credit Party to Agent or any Lender under any of the Credit Documents: (i) Company shall notify Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (ii) if the liability to pay is imposed by law on any Credit Party, or if liability is imposed by law on Agent or Lender as the case may be, within 15 days of notification of such liability to Company, it shall pay such Indemnified Tax on behalf of and in the name of Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Indemnified Tax which it is required by clause (ii) above to pay, Company shall deliver to Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                  (c) Indemnification. The Credit Parties shall indemnify the Agent and each Lender within 15 days after written demand therefore, for the full amount of any Indemnified Taxes paid by the Agent or such Lender as the case may be, on or with respect to any payment by or on account of any obligation of any Credit Party hereunder (including taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a "Non-US Lender") shall deliver to Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested -by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of the appropriate Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender that is not a Non-US Lender shall deliver to the Agent for delivery to the Company two duly completed copies of United States Internal Revenue Service Form W-9 (or applicable successor form) on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Agent (each in the reasonable exercise of its discretion), unless it establishes to the satisfaction of the Company that the Lender that it is otherwise eligible for an exemption from backup withholding tax or other applicable withholding tax. Each Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence required to be provided by the first two sentences of this Section 2.12(d), whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Agent for transmission to Company two new original copies of Internal Revenue Service Form W-8BEN, W-8ECI or W-9, or a Certificate re Non-Bank Status and two original copies of the appropriate Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Agent and Company of its inability to deliver any such forms, certificates or other evidence. Company shall not be required to pay any additional amount to any Lender under Section 2.12(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in this Section 2.12(d), or (2) to notify Agent and Company of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.12(d) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.12(d) shall relieve Company of its obligation to pay any additional amounts pursuant to Section 2.12(a) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

SECTION 3. CONDITIONS PRECEDENT

         Funding Conditions. The obligation of any Lender to make a Term Loan is subject to the satisfaction, or waiver in accordance with
Section 10.5, of the following conditions on or before the date of the proposed funding of such Term Loan:

                  (a) Foreign Subsidiary Credit Agreement. With respect to Term Loans made or to be made after the Closing Date, if the Foreign Subsidiary Credit Agreements are amended or otherwise modified in any respect after the Closing Date, the Lenders shall continue to be satisfied with the terms of the Foreign Subsidiary Credit Agreements as so amended or modified. Amendments to the Foreign Subsidiary Credit Agreements that are consistent with the Heads of Terms, shall not be a basis for the Lenders not being satisfied with the terms and conditions of the Foreign Subsidiary Credit Agreements, as so amended.

                  (b) Orders. The Bankruptcy Court shall have entered the Final Financing Order in form and substance satisfactory to the (b) Lenders prior to the Closing Date and in no event later than July 3, 2002 and, with respect to Term Loans to be made after the Closing Date, such Final Financing Order and the Cash Management Order shall continue in effect without amendment or modification.

                  (c) Credit Documents. Agent shall have received sufficient copies of each Credit Document entered into on the Closing Date (including, without limitation, the applicable Term Loan Notes) originally executed and delivered by each applicable Credit Party for each Lender.

                  (d) Lien Priority. The Liens in favor of the Agent and the Lenders pursuant to the Credit Documents shall be valid and perfected first priority Liens in the Collateral, subject only to Permitted Liens, as of the date such Term Loan is to be made.

                  (e) Organizational Documents; Incumbency. Agent shall have received on or before the Closing Date (i) copies of each Organizational Document of each Credit Party certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is registered as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other documents as the Lenders may reasonably request; and with respect to Term Loans to be made after the Closing Date, all such documents shall continue to be in full force and effect unmodified.

                  (f) Organizational and Capital Structure. The organizational structure and capital structure of NTL and its Subsidiaries is as set forth on Schedule 4.2(c) (subject to amendments to reflect anything expressly permitted by this Agreement). The Capital Stock of NTL
(UK) Group, Inc. shall be owned by the Company.

                  (g) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are reasonably necessary in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Lenders.

                  (h) Financial Statements; Monthly Budgets. The Lenders shall have received from NTL on the Closing Date (i) the Historical Financial Statements, and (ii) the Monthly Budgets, and with respect to Term Loans to be made after the Closing Date, no material change or inaccuracy other than as a result of timing in such information shall have been discovered.

                  (i) Evidence of Insurance. The Lenders shall have received a certificate from NTL's insurance broker or other evidence satisfactory to them that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect and that Agent, for the benefit of Lenders has been named as additional insured and loss payee thereunder to the extent required under Section 5.5.

                  (j) Fees. Company shall (i) have paid to each Lender, (a) prior to the Closing Date, its pro-rata portion of the Commitment Fee and
(b) simultaneously with the closing on the Closing Date, its pro-rata portion of the Closing Fee and (ii) have paid to Agent and each Lender, all out-of-pocket costs and expenses (including customary agency fees and reasonable fees and expenses of their outside legal counsel) incurred by it in connection with this Agreement, including, without limitation, those incurred in connection with the due diligence preparation, negotiation, execution, closing and servicing of this Agreement, and the perfection of liens and security interests.

                  (k) Funding Date Certificate. With respect to each Term Loan to be made, Company shall have delivered to Agent an originally executed Funding Date Certificate.

                  (l) No Material Adverse Change. The Lenders shall be satisfied that at all times prior to and including the date of each making of a Term Loan, except for the Significant Events, there has not occurred or become known to the Lenders any material adverse change with respect to the condition (financial or otherwise), operations, assets, business, liabilities, property or prospects of NTL and its Subsidiaries taken as a whole, or in the Credit Parties' abilities to perform their obligations hereunder, or to consummate the Proposed Restructuring.

                  (m) Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Lenders and their counsel shall be satisfactory in form and substance to the Lenders and such counsel, and the Lenders and such counsel shall have received all such counterpart originals or certified copies of such documents as the Lenders may reasonably request.

                  (n) Filing of Plan. The Plan shall have been filed with the Bankruptcy Court and not withdrawn or modified without the consent of the Lenders.

                  (o) Pleadings. All pleadings filed by the Debtors with the Bankruptcy Court, including the Debtors' "first day papers" shall be in form and substance satisfactory to the Lenders (it being acknowledged that the Lenders are satisfied with all pleadings prior to the Closing Date).

                  (p) Existing Note. The Existing Note shall have been restated and amended to reflect the terms and conditions of this Agreement in form and substance reasonably satisfactory to the Lenders, including, without limitation, to allow for optional prepayment without penalty, provided that, the maturity date for the Existing Note shall not be amended and the Existing Note shall remain subject to the existing subordination agreement between NTL Delaware and the lenders under the Working Capital Facility. In addition, the Company and Guarantors (other than NTL Delaware) shall have executed a secured superpriority guaranty in form and substance satisfactory to the Lenders, of the obligations under the Existing Note on a pari passu basis with the Obligations hereunder, which guaranty shall, in the case of NCC, be subject to the Foreign Subsidiary Subordination Agreement.

                  (q) Prior Funding of Term Loans. If the Term Loans to be funded on such date are Delaware Term Loans, (i) all of the Closing Date Term Loans shall have been funded to Company, and no Term Loan Commitments in respect of Closing Date Term Loans shall remain outstanding, prior to the making of such Delaware Term Loans and (ii) the cash balance in the Disbursement Account shall be less than $25,000,000. If the Term Loans to be funded on such date are Deferred Draw Term Loans, (i) all of the Closing Date Term Loans and all of the Delaware Term Loans shall have been funded to Company, and no Term Loan Commitments in respect of Closing Date Term Loans or Delaware Term Loans shall remain outstanding, prior to the making of such Deferred Draw Term Loans; and (ii) the cash balance in the Disbursement Account shall be anticipated to be less than $25,000,000 during the four-week period following the Withdrawal Date as projected by the latest bi-monthly report delivered to the Lenders pursuant to Section 5.1(a).

SECTION 4. REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Agreement and to make each Term Loan to be made thereby, each Credit Party represents and warrants to each Lender, on the Closing Date, that the following statements are true and correct:

         4.1. Organization; Requisite Power and Authority; Qualification. Each of NTL and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

         4.2. Capital Stock and Ownership. The Capital Stock of each of NTL and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable (except in respect of partially paid Capital Stock as set forth on Schedule 4.2(a)). Except as set forth on Schedule 4.2(b), as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which NTL or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of NTL or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by NTL or any of its Subsidiaries of any additional membership interests or other Capital Stock of NTL or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of NTL or any of its Subsidiaries. Schedule 4.2(c) correctly sets forth the ownership interest of the Debtors (other than NTL) and each of their respective direct and indirect Subsidiaries except for any changes after the Closing Date resulting from transactions expressly permitted hereunder. Schedule 4.2(d) lists all material assets of the Non - Group Subsidiaries.

         4.3. Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

         4.4. No Conflict. Except as set forth on Schedule 4.4 or as would not reasonably be expected to cause a Material Adverse Effect, the execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to NTL or any of its Subsidiaries, any of the Organizational Documents of NTL or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on NTL or any of its Subsidiaries; (b) (except for the Foreign Subsidiary Credit Agreements and the indentures as listed on Schedule 1.02) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of NTL or any of its Subsidiaries;
(c) result in or require the creation or imposition of any Lien upon any of the properties or assets of NTL or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of NTL or any of its Subsidiaries, except for approvals required under the Foreign Subsidiary Credit Agreements and such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

         4.5. Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for the entry by the Bankruptcy Court of the Final Financing Order.

         4.6. Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms.

         4.7. Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and other changes expressly contemplated by the Agreement. As of the Closing Date, neither NTL nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case had, or could reasonably be expected to have a Material Adverse Effect.

         4.8. Projections and Monthly Budgets. On and as of the Closing Date, (i) that certain "Rollup Model" covering financial periods through December 31, 2006, sent to the financial advisors to the Lenders on March 13th, 2002, (ii) that certain financial forecast for 2002-2006, dated March 1st, 2002 (iii) the financial statements set forth on Exhibit F to the Disclosure Statement; and (iv) the Monthly Budget, ((iii) and (iv) collectively, the "Projections") are based on good faith estimates and assumptions made by the management of NTL; provided, that as of the date that such representation is given from time to time management of NTL continues to believe that the Projections, taken as a whole, were reasonable and attainable, it being understood that the Projections shall still be considered reasonable and attainable notwithstanding a variance of up to 10% therefrom .

         4.9. No Material Adverse Change Except for the Significant Events, since December 31, 2001, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

         4.10. Compliance with Statutes, etc. Each of NTL and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of NTL or any of its Subsidiaries), except to the extent that failure to comply could not reasonably be expected to have a Material Adverse Effect.

         4.11. Adverse Proceedings, etc. Except as set forth on Schedule
4.11 or the Significant Events, since December 31, 2001, there are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither NTL nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         4.12. Payment of Taxes. Except as set forth on Schedule 4.12 or except as otherwise permitted under Section 5.3, all tax returns and reports of NTL and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon NTL and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. NTL knows of no proposed tax assessment against NTL or any of its Subsidiaries which is not being actively contested by NTL or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

         4.13. Properties.

                  (a) Title. Except to the extent the failure to do so could not reasonably be expected to have a material adverse effect on (i) the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of NTL and its Subsidiaries taken as a whole or any of the divisions of NTL: Home, NTL: Business, or NTL:
Broadcast (as those divisions are described in the Disclosure Statement);
(ii) the ability of any Credit Party to fully and timely perform its Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; (iv) the rights, remedies and benefits available to, or conferred upon, Agent and any Lender or any Secured Party under any Credit Document or (v) the restructuring contemplated by the Plan or the prospects of consummating such restructuring, each of NTL and its Subsidiaries has (s) good, sufficient and legal title to (in the case of fee interests in real property), (t) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (u) good title to (in the case of all other personal property), all of their respective properties reflected in their Historical Financial Statements and if applicable in the most recent financial statements delivered pursuant to Section 5.1, in each case except for properties disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9. Except as permitted by Section 6.2 of this Agreement, all such properties and assets are free and clear of Liens.

                  (b) Intellectual Property. Each of NTL and its Subsidiaries owns or holds licenses or other rights to or under all patents, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, trade names, copyrights, copyright registrations and applications thereof, trade secrets, proprietary information, computer programs, data bases, licenses, permits, franchises and formulas, or rights with respect to the foregoing which are material to and necessary for the business of NTL and its Subsidiaries (collectively, the "Intellectual Property") and has obtained assignments of all licenses and other rights which govern such aforementioned rights of whatever nature, to the extent necessary for the present conduct of its business, without any known material conflict with the rights of others. Except as set forth in Schedule 4.13, neither NTL nor any of its Subsidiaries has knowledge of any existing or threatened claim by any Person contesting the validity, enforceability, use or ownership of the Intellectual Property, or of any existing state of facts that would support a claim that use by NTL or any of its Subsidiaries of any such Intellectual Property has infringed or otherwise violated any proprietary rights of any other Person, in each case that could reasonably be expected to have a Material Adverse Effect.

         4.14. Environmental Matters. Neither NTL nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To each of NTL's and its Subsidiaries' knowledge, there are and have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of a material Environmental Claim against NTL or any of its Subsidiaries, except to the extent such could not reasonably be expected to have a Material Adverse Effect. Neither NTL nor any of its Subsidiaries nor, to any Credit Party's knowledge, any predecessor of NTL or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, except to the extent such could not reasonably be expected to have a Material Adverse Effect. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to NTL or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

         4.15. No Defaults. Neither NTL nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations (excluding the Foreign Subsidiary Credit Agreements and the indentures listed on Schedule 1.02), and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default except (i) as expressly and specifically described in the Disclosure Statement, Article III.D, "Events Leading to Chapter 11 Cases" ;
(ii) such default that could not reasonably be expected to result in a Material Adverse Effect; or (iii) as set forth on Schedule 4.15.

         4.16. Compliance with Intercompany Indebtedness. The Obligations hereunder are secured by a first priority lien on all intercompany indebtedness (whether or not evidenced by a note) owed to any of the Credit Parties (and security, if any, given with respect to such indebtedness) other than (x) the intercompany receivable set forth on Schedule 1.04 or
(y) intercompany indebtedness owed to NCC by any of its Subsidiaries which is pledged or required to be pledged to the lenders under any of the Foreign Subsidiary Credit Agreements.

         4.17. Material Contracts. Schedule 4.17 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described in Section 4.15 or as set forth on Schedule 4.15, all such Material Contracts, including, without limitation, any licensing agreements, are in full force and effect and, as of the Closing Date, no material defaults exist by NTL or its Subsidiaries thereunder.

         4.18. Governmental Regulation. Neither NTL nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither NTL nor any of its Subsidiaries is a "registered investment company" or a company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

         4.19. Margin Stock. Neither NTL nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Term Loans made to such Credit Party will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         4.20. Employee Matters. Neither NTL nor any of its Subsidiaries is engaged in any unfair labor practice. There is (a) no unfair labor practice complaint pending against NTL or any of its Subsidiaries or threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against NTL or any of its Subsidiaries or threatened against any of them, (b) no strike or work stoppage in existence or threatened involving NTL or any of its Subsidiaries, and (c) no union representation question existing with respect to the employees of NTL or any of its Subsidiaries and, to the best knowledge of each Credit Party, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

         4.21. Employee Benefit Plans. NTL, each of its Domestic Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and to NTL's knowledge, nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), has been or is reasonably expected to be incurred by NTL, any of its Subsidiaries or any of their ERISA Affiliates. No ERISA Event that would reasonably be expected to have a Material Adverse Effect has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of NTL, any of its Subsidiaries or any of their respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by NTL, any of its Subsidiaries or any of their ERISA Affiliates, (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan. To NTL's knowledge, as of the most recent valuation date for each Multiemployer Plan for which an actuarial report is available, the potential liability of NTL, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $5,000,000. NTL, each of its Subsidiaries and each of their ERISA Affiliates have complied in all material respects with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

         4.22. Certain Fees. No broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

         4.23. Burdensome Obligations. Neither NTL nor any of its
Subsidiaries is a party to any agreement or contract or subject to any corporate or partnership restriction that could reasonably be expected to have a Material Adverse Effect, other than the Foreign Subsidiary Credit Agreements and the indentures listed on Schedule 1.02.

         4.24. No Default. No Event of Default or Default has occurred and is continuing under this Agreement.

         4.25. Administrative Priority. The Obligations of the Credit Parties hereunder will constitute allowed administrative expenses in the Chapter 11 Cases having priority over all administrative expenses and unsecured claims against the Credit Parties now existing or hereafter arising, of any kind or nature whatsoever, including without limitation all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, subject, as to priority, only to Carve-Out Expenses having priority over the Obligations to the extent set forth in the Agreed Administrative Expense Priorities.

         4.26. Bankruptcy Court Order.The Final Financing Order and Cash Management Order are in full force and effect, and have not been reversed, stayed, modified or amended absent the joinder and consent of the Lenders.

         4.27. Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of NTL or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to any Credit Party, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by NTL to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to any Credit Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

         4.28. No Deductions or Withholding.

         Neither NTL nor any of its Subsidiaries will be required to make any deduction or withholding from any payment it may make under the Credit Documents to any Lender under the laws of the jurisdiction in which NTL or such Subsidiaries is established or incorporated in force at the date hereof.

         4.29. No Immunity from Suit. None of the Credit Parties will be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process in relation to the Credit Documents.

         4.30. Validity. The Credit Parties have done all acts, conditions and things required to be fulfilled and performed in order to enable them to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by them under this Agreement and to ensure that the obligations assumed by them are binding and enforceable.

         4.31. Accession to Representations. These representations shall be deemed to be repeated by any Domestic Subsidiary that becomes a Guarantor on the same basis as set out in Section 2.2(c)(v) on the date that such Subsidiary becomes a Guarantor.

         4.32. Joint Ventures. Each of the Joint Ventures listed on
Schedule 4.32 are immaterial to the operations and prospects of NTL and its Subsidiaries taken as a whole. If the representations and warranties set forth in Section 4 and the covenants set forth in Section 5 which apply to Subsidiaries were applied to the Joint Ventures set forth in Schedule 4.32 a breach of such representations or warranties would not result in a Material Adverse Effect.

         4.33. Lien Priority. The Liens in favor of the Agent and the Lenders pursuant to the Credit Documents are valid and perfected First Priority Liens in the Collateral, subject only to Permitted Liens, as of the date such Term Loan is to be made.

         4.34. Foreign Subsidiary Credit Agreement. None of the Foreign Subsidiary Credit Agreements have been amended or otherwise modified in any respect after the dates of the amendments expressly referred to in the definitions herein of each such Foreign Subsidiary Credit Agreement, except for amendments and modifications satisfactory to the Requisite Lenders (as expressly indicated in writing by such Requisite Lenders). Amendments to the Foreign Subsidiary Credit Agreements that are consistent with the Heads of Terms, shall not be a basis for the Lenders not being satisfied with such amendments.

SECTION 5. AFFIRMATIVE COVENANTS

         Each Credit Party covenants and agrees that until payment in full of all Obligations, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

         5.1. Financial Statements and Other Reports. NTL will deliver to Agent and Lenders in form and substance reasonably acceptable to the
Lenders:

                  (a) Bi-Monthly Reports. As soon as available, and in any event no later than 12:00 noon (New York City time) on the sixth Business Day falling after each of the first Friday following the 15th day or the last day of any month after the Closing Date, unaudited consolidated statements of receipts and disbursements for the two week period ending on such Friday, together with projections of estimated receipts and disbursements for at least the following ten week period in such format as is approved by the Lenders, together with a certification of the chief financial officer that such information provided is fairly presented, in all material respects as of the date given. Such statements shall be provided (a) in respect of NTL (UK) Group, Inc. and its Subsidiaries excluding Triangle and its Subsidiaries, commencing immediately; (b) in respect of the Cablecom Entities, commencing immediately; (c) in respect of NTL (UK) Group, Inc. and its Subsidiaries including Triangle and its Subsidiaries other than NTL Communications (Ireland) Limited and its Subsidiaries but also including Diamond and its Subsidiaries, commencing from the period ending July 15, 2002;

                  (b) Monthly Management and Budget Reconciliation Reports. As soon as available, and in any event no later than the 20th (or the 25th and only for the month ending September 30th in the case of the Cablecom Entities) calendar day (or if not a Business Day, the next following Business Day) of each month, a separate unaudited aggregated profit and loss, balance sheet and cash flow statement as at the end of the immediately preceding month for each of (a) NTL (UK) Group, Inc. and its Subsidiaries excluding NTL Communications (Ireland) Limited and its Subsidiaries, but including Diamond and its Subsidiaries; and Triangle and its Subsidiaries; (b) NTL Communications (Ireland) Limited and its Subsidiaries; and (c) the Cablecom Entities. As soon as available, and in any event no later than the 20th calendar day of each month, (or if not a Business Day, the following Business Day) an unaudited profit and loss and balance sheet as at the end of the immediately preceding month for each of NTL, NTL Delaware and NCC on a non-consolidated basis in the form submitted to the US Trustee. As soon as available, and in any event no later than the 25th calendar day (or if not a Business Day, the next following Business
Day) of each month, an unaudited itemized listing reconciling actual amounts for the immediately preceding month with amounts budgeted for such items in the Monthly Budget for such amounts in a form reasonably acceptable to the Lenders, together with a certification of the chief financial officer that such information provided is fairly presented, in all material respects as of the date given. The Credit Parties have represented to the Lenders that they do not internally prepare consolidating financial statements on a monthly basis. To the extent the Credit Parties, at any time, begin to prepare such consolidating financial statements on a monthly basis, they will deliver such statements to the Lenders pursuant to this Section;

                  (c) Quarterly Financial Statements. As soon as available, and in any event within forty five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year (except in the case of the first Fiscal Quarter of the 2002 Fiscal Year, in which such financial statement will be delivered as soon as possible), the consolidated and consolidating (including intercompany balances) financial results of NTL and its Subsidiaries as at the end of such Fiscal Quarter in the form required to be filed on Form 10-Q under the Securities Act, together with a Financial Officer Certification.

                  (d) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, the audited consolidated and consolidating (including intercompany balances) financial results of NTL and its Subsidiaries as at the end of such Fiscal Year in the form required to be filed on Form 10-K of the Securities Act, together with a Financial Officer Certification;

                  (e) Financial Plan. As soon as practicable and in any event no later than the beginning of each Fiscal Year following the Closing Date, a consolidated plan and financial forecast for such Fiscal Year and the next two succeeding Fiscal Years (a "Financial Plan"), including a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of NTL and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based and forecasted consolidated statements of income and cash flows of NTL and its Subsidiaries for each month of the first such Fiscal Year and for each three month period of the following two Fiscal Years, together with an explanation of the assumptions on which such forecasts are based; provided that the Company shall not provide such Financial Plan and pro forma Compliance Certificates to any Lender which has requested that such materials not be provided to it.

                  (f) Monthly Budgets. As soon as available and in any event within thirty (30) days prior to the end of the current Monthly Budget, a Monthly Budget for each month in the immediately following three month period, which Monthly Budgets shall be acceptable to the Requisite Lenders in their sole discretion. In the event that no Lender objects to the proposed Monthly Budgets within 10 days following its receipt of such Monthly Budgets, such Monthly Budgets shall be deemed approved by the Requisite Lenders. In the event that any Lender objects to any Monthly Budget so provided, such Lender shall notify NTL, Company, Agent and each of the other Lenders no later than 10 days following its receipt of such Monthly Budget, and upon receipt of such notice, all Monthly Budgets shall be deemed to be not approved until approved in accordance with the provisions of this Section 5.1(f). Following receipt of such notice, the Lenders, NTL and the Company shall cooperate to negotiate Monthly Budgets acceptable to the Requisite Lenders in their sole discretion and reasonably acceptable to NTL and the Company. If the Requisite Lenders approve all or any of such Monthly Budgets, as amended with the consent of NTL and the Company, then such Monthly Budget or Monthly Budgets shall be deemed approved. If the Requisite Lenders fail to approve any Monthly Budget before the first day of the month to which such Monthly Budget relates, then the Company shall not be entitled to withdraw funds from the Disbursement Account pursuant to Section 2.2(c) until the Requisite Lenders approve a Monthly Budget for such month.

                  (g) Compliance Certificate. Together with each delivery of financial statements of NTL and its Subsidiaries pursuant to Sections 5.1(c) and 5.1(d), a duly executed and completed Compliance Certificate;

                  (h) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the financial statements of NTL and its Subsidiaries delivered pursuant to Section 5.1(b), 5.1(c), or 5.1(d), as applicable, will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to Requisite Lenders;

                  (i) Notice of Default. Promptly upon any officer of any Credit Party obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Company with respect thereto; (ii) that any Person has given any notice to NTL or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

                  (j) Notice of Litigation. Promptly upon any officer of NTL or any of its Subsidiaries obtaining knowledge of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by NTL or Company to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby or under the Plan, written notice thereof together with such other information as may be reasonably available to NTL or any of its Subsidiaries to enable Lenders and their counsel to evaluate such matters;

                  (k) ERISA. (i) Promptly and in any event within five (5) days after NTL, any of its Subsidiaries or any of their respective ERISA Affiliates becomes aware of the occurrence of any ERISA Event, a written notice specifying the nature thereof, what action NTL, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, (1) following a request by any Agent, copies of each Schedule B (Actuarial Information) to the latest annual report (Form 5500 Series) filed by NTL, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) copies of all notices received by NTL, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Agent shall reasonably request;

                  (l) Insurance Report. As soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance reasonably satisfactory to Agent outlining all material insurance coverage maintained as of the date of such report by NTL and its Subsidiaries and all material insurance coverage planned to be maintained by NTL and its Subsidiaries in the immediately succeeding Fiscal Year;

                  (m) Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the board of directors (or similar governing body) of NTL or any of its Subsidiaries;

                  (n) Notice Regarding Material Contracts. Promptly, and in any event within ten (10) Business Days (i) after any Material Contract of NTL or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to NTL or such Subsidiary, as the case may be, or (ii) any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Agent and Lenders (to the extent such delivery and description are permitted by the terms of any such Material Contract, provided, no such prohibition on delivery or description shall be effective if it were bargained for by NTL or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(n)), and an explanation of any actions being taken with respect thereto;

                  (o) New Subsidiaries. Promptly upon any Person becoming a Subsidiary of NTL, whether or not permitted hereunder, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of NTL and (b) all of the data required to be set forth in Schedule 4.1 and 4.2(c) with respect to all Subsidiaries of NTL (it being understood that such written notice with respect to Subsidiaries permitted hereunder shall be deemed to supplement Schedule 4.1 and 4.2(c) annexed hereto for all purposes of this Agreement);

                  (p) Minutes of Meetings. Promptly, upon their preparation, copies of all minutes of the meetings of the governing board of NTL, NTL Delaware, NCC, Diamond Cable, Diamond Holdings, Triangle, NTL
(UK) Group, Inc., or the Company (and any executive committee thereof);

                  (q) Environmental Reports and Audits. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of NTL or any of its Subsidiaries or by independent consultants, governmental authorities or other Persons, with respect to environmental matters at any Facility or which relate to any environmental liabilities of NTL or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (r) Information Regarding Collateral. NTL will furnish to the Agent prompt written notice of any change (i) in any Credit Party's corporate name or jurisdiction of organization, (ii) in any Credit Party's ownership of Subsidiaries or (iii) in any Credit Party's Federal Taxpayer Identification Number. NTL agrees not to effect or permit any change referred to in the preceding sentence without the prior written consent of the Lenders. Company also agrees promptly to notify the Agent if any material portion of the Collateral is damaged or destroyed.

                  (s) Pleadings, etc. Company, each Guarantor and each other Debtor will furnish to the Lenders copies of all pleadings, motions, applications, financial information and other papers and documents filed by Company, each Guarantor and each other Debtor in the Cases (collectively "Pleadings"), and consult with the Official Committee prior to the filing of such Pleadings.

                  (t) Reports to Subsidiary Lenders. Promptly after the sending thereof, the Debtors will furnish to the Lenders copies of all written reports given by NTL or any of its Subsidiaries to the lenders under the Foreign Subsidiary Credit Agreements, and subject to applicable confidentiality agreements, any information prepared for the lenders under the Foreign Subsidiary Credit Agreements of which NTL or any of its Subsidiaries have received a copy.

                  (u) Revisions to Disclosure Schedules. In no way limiting any other provision of this Agreement, each Credit Party will cause to be delivered to the Agent, on behalf of the Lenders, on the last Business Day of the forty-five (45) day period following the Closing Date and on the last Business Day of each subsequent forty-five (45) day period, revised disclosure schedules 4.1, 4.2(c), 4.2(d), and 4.32 that include and fairly and materially represent any changes in the information required to be disclosed in the schedules to this Agreement due to the occurrence of an event permitted by this Agreement. Prior to the delivery of such revised disclosure schedules, the schedules shall be deemed to automatically be modified to reflect the occurrence of events permitted by this Agreement which the Company has provided notice to the Lenders of pursuant to the terms of this Agreement. For purpose of clarity, the preceding sentence relates solely to administrative convenience, and shall not in any way be deemed to permit an event, action or inaction not otherwise permitted by this Agreement.

                  (v) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by NTL to its security holders acting in such capacity or by any Subsidiary of NTL to its security holders other than NTL or another Subsidiary of NTL, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by NTL or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority and (iii) all press releases and other statements made available generally by NTL or any of its Subsidiaries to the public concerning material developments in the business of NTL or any of its Subsidiaries; (B) such other information and data with respect to NTL or any of its Subsidiaries as from time to time may be reasonably requested by Agent or any Lender; and (C) such other periodic reports as the Agent or Requisite Lenders may reasonably request from time to time.

         5.2. Existence. Except as otherwise permitted under Sections 6.8 or 6.9, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business.

         5.3. Payment of Taxes and Claims. Except as set forth on
Schedule 4.12, each Credit Party will (to the extent consistent with the rights and Obligations of each Credit Party as a debtor in possession), and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than NTL or any of its Subsidiaries). Each Credit Party will take all requisite steps to rectify any non-payment of taxes listed in Schedule
4.12 in a reasonable amount of time.

         5.4. Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary obsolescence, wear and tear excepted, all material properties used or useful in the business of NTL and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except to the extent such could not reasonably be expected to have a Material Adverse Effect.

         5.5. Insurance. NTL will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of NTL and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, NTL will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. To the extent legally possible, each such policy of insurance shall (i) name Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear and
(ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Requisite Lenders, that names Agent, on behalf of Lenders as a the loss payee thereunder and provides for at least thirty (30) days' prior written notice to Agent of any modification or cancellation of such policy.

         5.6. Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants.

         5.7. Lenders Meeting. Each of NTL and Company will, upon the request of Agent or Requisite Lenders, participate in meetings of Agent and Lenders as may be requested by Agent or Requisite Lenders.

         5.8. Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority
(including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         5.9. Environmental.

                 (a) Environmental Disclosure. NTL and Company will deliver to Agent and Lenders:

                           (i) as soon as practicable following receipt thereof, copies of all environmental audits, and all material investigations, analyses and reports of any kind or character, whether prepared by personnel of NTL or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims which in any such instance individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

                           (ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any material Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any material remedial action taken by NTL or any other Person in response to (A) any Hazardous Materials Activities, or (B) any Environmental Claims and (3) NTL's discovery of any occurrence or condition on any material real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

                           (iii) as soon as practicable following the sending or receipt thereof by NTL or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency, and
         (3) any request for information from any governmental agency that suggests such agency is investigating whether NTL or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity which in any such instance individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

                           (iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by NTL or any of its Subsidiaries that could reasonably be expected to (A) expose NTL or any of its Subsidiaries to, or result in, material Environmental Claims or
         (B) affect the ability of NTL or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by NTL or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

                           (v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Required Lenders in relation to any matters disclosed pursuant to this Section 5.9(a).

                  (b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any material violation of applicable Environmental Laws by such Credit Party or its Subsidiaries, and (ii) make an appropriate response to any material Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any material obligations it may have to any Person thereunder.

                  (c) Remedial Actions Relating to Hazardous Materials Activities. Each Credit Party shall, in compliance with all applicable Environmental Laws, promptly undertake, and shall cause each of their Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim, where the failure to do so could reasonably be expected to have a Material Adverse Effect.

         5.10. Subsidiaries. In the event that any Domestic
Subsidiary becomes a Debtor Subsidiary of NTL, such Debtor Subsidiary shall automatically be deemed a Guarantor hereunder. In addition, at the request of the Requisite Lenders, the Credit Parties shall promptly cause (but in no event later than 2 Business Days after such request) all of the Non-Group wholly-owned Domestic Subsidiaries requested by the Requisite Lenders to become Guarantors hereunder.

         5.11. Additional Real Estate Assets. In the event that any Credit Party acquires a Real Estate Asset, then such Real Estate Asset shall automatically constitute Collateral and such Credit Party shall, at the request of Requisite Lenders, deliver, from time to time, to Agent such appraisals as are requested by Agent.

         5.12. Deposit Accounts and Cash Management Systems. The
Debtors shall use and maintain their Deposit Accounts and any accounts listed on Schedule 1.01 and cash management systems in a manner satisfactory to the Lenders and otherwise in compliance with the Final Financing Order and the Cash Management Order. The Debtors will ensure that after the Closing Date, no Cash, Cash Equivalents or other assets or property is deposited in or otherwise transferred into any of the accounts listed on Schedule 1.01.

         5.13. Bankruptcy Process.

                  (a) An order (in form and substance satisfactory to Lenders) approving the adequacy of the disclosure statement will be entered by the Bankruptcy Court no later than July 31, 2002;

                  (b) An Order (in form and substance satisfactory to Lenders) confirming the Plan will be entered by the Bankruptcy Court no later than September 30, 2002;

                  (c) The Effective Date of the Plan shall have occurred no later than November 30, 2002.

         5.14. Further Assurances. At any time or from time to time upon the request of the Requisite Lenders or Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Requisite Lenders or Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as the Requisite Lenders or Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by the Collateral.

         5.15. Waiver of Claims to Surcharge. In accordance with the Final Financing Order, each Credit Party hereby waives, and shall cause each of its Subsidiaries to waive, any and all claims to any surcharge of the security interests of Agent in the Collateral under Section 506 of the Bankruptcy Code.

         5.16. Existing Note. The Existing Note shall be prepaid in full or purchased on the earlier of (i) the consummation of the Plan, (ii) December 1, 2002, and (iii) the date on which all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise, in a manner reasonably satisfactory to the Requisite Lenders.

SECTION 6. NEGATIVE COVENANTS

         Each Credit Party covenants and agrees that, so long as any Term Loan Commitment is in effect and until payment in full of all Obligations, unless Requisite Lenders shall otherwise give prior written consent, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

         6.1. Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                  (a) the Obligations;

                  (b) Indebtedness of any Credit Party to any other Credit Party that (x) results from intercompany loans made with (i) proceeds from the Term Loans pursuant to the terms of this Agreement, or (ii) Cash or Cash Equivalents in the possession of NCC immediately prior to the Closing Date or (y) is consented to in writing by the Lenders; provided, all such Indebtedness shall be evidenced by promissory notes and all such notes shall be Collateral and be subject to a First Priority Lien hereunder;

                  (c) Indebtedness (x) incurred as a result of an intercompany loan from (i) NCC to a Subsidiary made from Cash in the possession of NCC immediately prior to the Closing Date or (ii) the Company to a Subsidiary as permitted by Section 2, or (y) intercompany loans made by a Subsidiary to its direct or indirect Subsidiaries made with the proceeds of loans contemplated by Section 6.1(c)(x) and made to effectuate the purposes of the loans made pursuant to Section 6.1(c)(x); provided that all Indebtedness under Section 6.1(c)(x)(ii) shall be evidenced by promissory notes and all such notes shall be Collateral and be subject to First Priority Liens.

                  (d) Indebtedness of Foreign Subsidiaries which may be deemed to exist pursuant to any guaranties, indemnities, performance, surety, statutory, appeal or similar obligations (including those types of obligations referred to in subsection 6.2(d)) incurred in the ordinary course of business consistent with past practice;

                  (e) guaranties or covenants to pay by any Foreign Subsidiary in the ordinary course of business consistent with past practice of the obligations to suppliers, customers, franchisees and licensees of any Foreign Subsidiary;

                  (f) guaranties or covenants to pay by NCC or by NTL (UK) Group, Inc. or its Subsidiaries (other than Triangle and its Subsidiaries) to the lenders under the Senior Credit Facility or the Working Capital Facility;

                  (g) guaranties or covenants to pay by NTL Switzerland SPV, Inc. or its Subsidiaries to the lenders under the Cablecom Facility;

                  (h) indebtedness existing on the Closing Date for monies borrowed in an amount not to exceed $19,000,000,000 and other Indebtedness existing on the Closing Date, but not any extensions, renewals, refinancings or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement or
(ii) refinancings, replacements and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed, replaced or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, replaced, extended or refinanced or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

                  (i) Indebtedness of Foreign Subsidiaries with respect to Capital Leases incurred after the Closing Date in an aggregate amount not to exceed (i) $5,000,000 with respect to Capital Leases at Diamond Cable and its Subsidiaries, (ii) $5,000,000 with respect to Capital Leases at Triangle and its Subsidiaries, or (iii) $10,000,000 with respect to Capital Leases at NTL (UK) Group, Inc. and its Subsidiaries (other than Triangle and its Subsidiaries), but in no event shall such aggregate amount under this section 6.1(i) exceed $10,000,000 for all such Capital Leases;

                  (j) purchase money Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed at any time $10,000,000; provided, any such Indebtedness shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness;

                  (k) trade credit granted in the ordinary course of business consistent with past practice which Indebtedness is due no more than 120 days from the date of invoice;

                  (l) Indebtedness of non-Credit Parties under overdraft facilities made available on or prior to the date of this Agreement in an aggregate amount not exceeding(pound)10,000,000; and

                  (m) Indebtedness of any NTL Group member to another member of the same NTL Group.

6.2. Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of NTL or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

                  (a) Liens in favor of Agent for the benefit of Lenders granted pursuant to any Credit Document;

                  (b) Liens (other than against any of the Debtors) for Taxes not yet due and payable or if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as appropriate reserves shall have been made for any such contested amounts;

                  (c) statutory Liens (other than against any of the Debtors) of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen or any other counterparty, and other Liens imposed by law or by contract having a similar effect (other than any such Lien imposed pursuant to Section 401
(a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of thirty days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

                  (d) Liens (other than against any of the Debtors) incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, other types of social security and other similar statutory obligations, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                  (e) Easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of NTL or any of its Subsidiaries;

                  (f) Liens existing on the Filing Date and described in
Schedule 6.2 and any renewals or replacements of such Liens granted to secure a refinancing of the Indebtedness originally secured by such Lien (so long as such refinancing is permitted pursuant to Section 6.1) so long as the renewal or replacement Lien does not cover more property than the initial Lien described in Schedule 6.2;

                  (g) Liens granted to NTL Delaware under the Existing Note (which shall be pari passu with the liens granted hereunder);

                  (h) Liens currently existing under or expressly required by the Foreign Subsidiary Credit Agreements to be granted in favor of the agent or any of the lenders thereunder;

                  (i) other than against any of the Debtors, any netting or set-off arrangement entered into in the normal course of banking arrangements for the purpose of netting debit and credit balances;

                  (j) other than against any of the Debtors, any rights of set-off or title transfer or retention of title arrangements or conditional sale agreements entered into in the normal course of trading activities; and

                  (k) other than against any of the Debtors, any Lien arising pursuant to an order of attachment, an injunction restraining the disposal of assets or any similar legal process in connection with court proceedings being diligently conducted in good faith.

         6.3. Equitable Lien. Unless otherwise agreed to in writing by the Requisite Lenders, if any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby.

         6.4. No Further Negative Pledges. Except with respect to (a) Indebtedness permitted pursuant to the Credit Documents; (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint ventures and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses, joint ventures or similar agreements, as the case may be), (c) conditions or restrictions existing on the Closing Date or imposed by law or any applicable rules, regulations or order of any Governmental Authority, (d) those conditions or restrictions contained in any agreement or instrument governing Indebtedness permitted by Section 6.1(j), which Indebtedness is not applicable to any other Person, or the properties or assets of any other Person, other than the Person (including any Subsidiary of the Person) so acquired and (e) those conditions or restrictions contained in any agreement or instrument with respect to replacement, extension, renewal or refinancing of existing Indebtedness; provided that such restrictions are no more restrictive in any material way than the Indebtedness being refunded, replaced, refinanced, renewed or extended, no Credit Party nor any of its Subsidiaries (excluding NCC or NTL (UK) Group, Inc. or any of its direct or indirect Subsidiaries in respect of their obligations under the Senior Credit Facility and the Working Capital Facility) shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

         6.5. Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment (or enter into an agreement with respect to the foregoing) except (i) any Subsidiary (other than Triangle and Diamond) may make payments with respect to its issued and outstanding capital stock; or (ii) as set forth on Schedule 6.5.

         6.6. Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

                  (a) Cash Equivalents;

                  (b) (x) Investments owned as of the Closing Date in any Subsidiary of NTL or any Joint Venture and (y) Investments made after the Closing Date in Subsidiaries of NTL or any Joint Venture as expressly set out in the Monthly Budget or (z) otherwise consented to in writing by the Requisite Lenders;

                  (c) Investments (other than by Debtors) (i) in accounts receivable arising and trade credit granted in the ordinary course of business consistent with past practice and in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) in deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of NTL and its Subsidiaries;

                  (d) intercompany loans to the extent permitted under
Section 6.1;

                  (e) Consolidated Capital Expenditures permitted by
Section 6.7;

                  (f) Investments described in Schedule 6.6;

                  (g) Investments made by any member of an NTL Group in another member of the same NTL Group, which are not adverse to the interests of the Lenders under this Agreement; and

                  (h) Investments effectuated by the Plan.

         6.7. Financial Covenants. Monthly Expenditures. NTL shall not, and shall not permit its Subsidiaries, other than the Cablecom Entities, to incur expenditures which would cause noncompliance with the Cumulative CAPEX Covenant or to their knowledge, the Cumulative EBITDA Covenant for such month; provided that NTL and its Subsidiaries may incur Working Capital Variances that do not exceed the Working Capital Variance Baskets. The Credit Parties (other than NCC and NTL Delaware in its capacity as a Lender hereunder) shall satisfy all funding needs with proceeds of the Term Loans pursuant to Section 2.3. Without limiting the generality of the foregoing, the Credit Parties (other than NCC and NTL Delaware in its capacity as Lender hereunder) shall not use or transfer any of their Cash or Cash Equivalents (other than proceeds of Term Loans hereunder) for any purpose.

         6.8. Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its (a) Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except for mergers between any of the entities which compromise the Cablecom Entities, or (b) Subsidiaries to convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

                  (a) disposals of obsolete, worn out or surplus property;

                  (b) Investments made in accordance with Section 6.6;

                  (c) Sales of property having an aggregate fair market value of less than $1,000,000.

                  (d) sales or disposals of inventory or excess capacity in the ordinary course of business, consistent with past practice;

                  (e) disposal of all or any of the Subsidiaries of NTL Switzerland SPV Inc. or any other business, asset, or property belonging to any such Subsidiary in a manner not inconsistent with the Heads of Terms;

                  (f) disposals or acquisitions made by a member of an NTL Group to or from another member of the same NTL Group, which are not adverse to the interest of the Lenders under this Agreement; or

                  (g) disposals and acquisitions effectuated by the Plan.

         6.9. Disposal of Subsidiary Interests. Except for Liens provided under any of the Credit Documents, the Foreign Subsidiary Credit Agreements, and Permitted Liens or pursuant to any other disposal expressly permitted under Section 6.8 of this Agreement, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors or allow for investments by foreign nationals, in either case, if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors or allow for investment by foreign nationals, in either case, if required by applicable law. Any Subsidiary that would constitute a "wholly-owned Subsidiary" except for any Capital Stock issued to directors or foreign nationals as permitted under this Section 6.9 shall be deemed a "wholly-owned Subsidiary" for purposes of this Agreement.

         6.10. Sales and Lease-Backs. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), the freehold title to which is now owned or hereafter acquired, which such Credit Party or its Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than NTL or any of its Subsidiaries), or (b) intends to use as a direct replacement for any other freehold property which has been or is to be sold or transferred by such Credit Party to any Person (other than NTL or any of its Subsidiaries) in connection with such lease.

         6.11. Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Capital Stock of NTL or any of its Subsidiaries or with any Affiliate of NTL or of any such holder, provided, the foregoing restriction shall not apply to (a) transactions among NTL and its Subsidiaries and/or Joint Ventures in the ordinary course of business consistent with past practice, (b) insurance arrangements entered into in connection with the conduct of business with NTL Insurance Limited (or any other Affiliate which is established as the captive insurance company to NTL and its Subsidiaries); (c) tax sharing arrangements and agreements to surrender tax losses in existence on the Filing Date; (d) the provision of, or an agreement to provide, network services by such Credit Party or Subsidiary to another Credit Party or Subsidiary or Joint Venture to the extent that such provision is with respect to capacity which is in excess of that required to provide current services to its existing and projected future customers provided that the price payable in relation to such excess network services capacity is no less than the cost incurred in providing such services; (e) reasonable and customary fees paid to members of the board of directors (or similar governing body) of NTL and its Subsidiaries; (f) employment, compensation or indemnification arrangements for directors, consultants or officers and other employees of NTL and its Subsidiaries entered into in the ordinary course of business; (g) Restricted Junior Payments and Investments that are permitted by the provisions of Sections 6.1, 6.5, 6.6, 6.8, or 6.9 respectively; and (h) transactions described in Schedule 6.11, so long as such transaction is (x) otherwise not prohibited under this Agreement, (y) not adverse to the interests of the Lenders, and (z) the material information with respect thereto has been previously disclosed to the Lenders.

         6.12. Conduct of Business. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Credit Party or such Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

         6.13. Permitted Activities of Company and NTL. Notwithstanding anything to the contrary contained herein, neither the Company nor the other Debtors shall (a) engage in any business or activity or own any assets other than (i) holding the Capital Stock of its Subsidiaries and other non-operating assets incidental thereto; (ii) holding the Capital Stock of Joint Ventures; and (iii) performing its obligations and activities incidental thereto to the extent the incurrence of such obligation is permitted under the Credit Documents; or (b) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

         6.14. Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its Fiscal Year-end from December 31 of each calendar year.

         6.15. Chapter 11 Claims Without limiting the provisions of Section
6.2 hereof, no Credit Party shall incur, create, assume, suffer or permit any administrative expense, unsecured claim or superpriority claim, or Lien or encumbrance against it or any of its property or assets in any Case (other than the liens and superpriority status granted to the lender under the Existing Note on terms and conditions satisfactory to the Lenders) to be pari passu with or senior to the claims of Agent and the Lenders against any Credit Party in respect of the Obligations hereunder, or apply to the Bankruptcy Court for authority to do so, except to the extent permitted herein and except for such security existing on the Closing Date granted by NCC and NTL Delaware pursuant to the Foreign Subsidiary Credit Agreements or security granted by NTL securing the obligations of PTV under the PTV hedging arrangement.

         6.16. Agreements No Credit Party shall assume, reject, cancel, terminate, breach or modify (whether pursuant to Section 365 of the Bankruptcy Court , or any other applicable law), (i) any Material Contract or (ii) any other agreement, contract, instrument or other document to which it is a party which assumption, rejection, cancellation, termination, breach or modification could reasonably be expected to result in a Material Adverse Effect except as set forth on Schedule 6.16.

         6.17. Payments. Except as otherwise permitted under this Agreement, no Credit Party shall make any payment of principal or interest or otherwise on account of any Indebtedness (including, without limitation, any payment in respect of any reclamation claim) or trade payable incurred prior to the Filing Date, provided that such payments may be made to the holders of, or in respect of, wage, salary, commission, employee benefit obligations and workers' compensation claims (including expense reimbursements) which arose prior to the Filing Date pursuant to an order of the Bankruptcy Court satisfactory to the Lenders.

         6.18. Inconsistent Actions. No Credit Party shall, or permit any of its Subsidiaries to take any action (or inaction) that would be inconsistent with the restructuring comtemplated by the Plan and the prompt consummation thereof. Without limiting the generality of the foregoing, (x) no Credit Party shall seek or allow the modification, withdrawal, amendment or supplementation of the Plan without the prior written consent of the Lenders.

         6.19. Cash Accounts. As of the Closing Date, all Cash and Cash Equivalent, of each of the Credit Parties, whether held in the United States or otherwise, is held in the Deposit Accounts listed on Schedule
6.19. No Credit Party (other than NCC and NTL Delaware in its capacity as Lender hereunder) shall transfer any of such Deposit Accounts or transfer or withdraw any of the Cash or Cash Equivalents in such Deposit Accounts or otherwise use any of the Cash or Cash Equivalents in such Deposit Accounts for any reason whatsoever (including, without limitation, to fund any of its operational needs) without the consent of the Requisite Lenders (except for the cash collateral accounts of NTL securing the obligation of Premium TV Limited under the PTV hedging arrangement and such NCC and NTL Delaware accounts listed on Schedule 1.01). Additionally, no Cash, Cash Equivalents, or any other asset or property shall be placed in the Deposit Accounts listed on Schedule 1.01 after the Closing Date.

SECTION 7. GUARANTY

         7.1. Guaranty of the Obligations. Subject to (a) the provisions of
Section 7.2, and (b) in the case of NCC, the Foreign Subsidiary Subordination Agreement, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Agent for the ratable benefit of the Secured Parties the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (collectively, the "Guaranteed Obligations"); provided that notwithstanding anything herein to the contrary, the Guaranty by Delaware shall (i) not apply to any of the Obligations owed to Delaware hereunder and (ii) shall be non recourse to any proceeds or other recovery received by Delaware in respect of the Obligations owed to it hereunder.

         7.2. Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "Funding Guarantor") under this Guaranty that exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Fair Share Contribution Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the "Fair Share Contribution Amount" with respect to any Contributing Guarantor for purposes of this
Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this
Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

         7.3. Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, Guarantors will upon demand pay, or cause to be paid, in Cash, to Agent for the ratable benefit of Secured Parties, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations and all other Guaranteed Obligations then owed to Secured Parties as aforesaid.

         7.4. Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

                  (a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

                  (b) Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Secured Party with respect to the existence of such Event of Default;

                  (c) the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

                  (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

                  (e) any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents; and

                  (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Secured Party's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

         7.5. Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of the Secured Parties: (a) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Secured Party in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to willful misconduct, gross negligence or bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

         7.6. Guarantors' Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation
(a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Secured Party. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Term Loan Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other Guarantor, shall be junior and subordinate to any rights any Secured Party may have against Company, to all right, title and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other Guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Agent on behalf of Secured Parties and shall forthwith be paid over to Agent for the benefit of Secured Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

         7.7. Subordination of Other Obligations. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the "Obligee Guarantor") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Agent on behalf of the Secured Parties and shall forthwith be paid over to Agent for the benefit of the Secured Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

         7.8. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

         7.9. Authority of Guarantors or Company. It is not necessary for any Secured Party to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

         7.10. Financial Condition of Company. Any Term Loan may be made to Company or continued from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation, as the case may be. No Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Secured Party.

SECTION 8. EVENTS OF DEFAULT.

         8.1. Events of Default. Notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application of motion to, or order from, the Bankruptcy Court, if any one or more of the following conditions or events shall occur:

                  (a) Failure to Make Payments When Due. Failure by Company to pay (i) when due any installment of principal of any Term Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Term Loan, any unutilized commitment fee on any outstanding Term Loan Commitment or any other fee or other amount due hereunder within three (3) Business Days after the date due; or

                  (b) Default in Other Agreements. (i) Other than the defaults existing on or anticipated to occur after the date hereof, each as set forth on schedule 8.1(b), an event of default under any Foreign Subsidiary Credit Agreement or the occurrence of an event which would result in an event of default under any Foreign Subsidiary Credit Agreement (in each case, after giving effect to any applicable grace periods but without giving effect to any waiver thereof or forbearance with respect thereto), (ii) except pursuant to the requirements of Section 6.17 of this Agreement, or as set forth on schedule 8.1(b), failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $500,000 or more or with an aggregate principal amount of $2,000,000 or more, in each case beyond the grace period, if any, provided therefor; (iii) other than the defaults existing on or anticipated to occur after the date hereof, each as set forth on
Schedule 8.1(b), breach or default by any Credit Party or any of their respective Subsidiaries with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (ii) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be or (iv) the Indebtedness under any of the Foreign Subsidiary Credit Agreements becoming due or being declared due and payable prior to its stated maturity; or

                  (c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.3, Sections 5.1, 5.2, 5.5, 5.12, 5.13 or Section 6; or

                  (d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

                  (e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other subsection of this Section 8.1, and such default shall not have been remedied or waived within three (3) days from notice of such default or from senior officers of such Credit Party obtaining knowledge of such default following due inquiry but in no event more than 15 days after such default occurred; or

                  (f) Other Bankruptcy Proceeding Events.. With respect to the Cases, (i) the entry of any order which has not been withdrawn, dismissed or reversed (a) authorizing any Credit Party in any of the Cases to obtain financing (other than hereunder) under Section 364(c) or (d) of the Bankruptcy Code, or authorizing any Person to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code or, authorizing the use of cash collateral without Lenders' prior written consent under Section 363(c) of the Bankruptcy Code; (b) appointing an interim or permanent trustee in any of the Cases or the appointment of any examiner with expanded powers in any of the cases, (c) without the prior written consent of all Lenders, dismissing any of the Cases or converting any of the Cases to a case under Chapter 7 of the Bankruptcy Code; (d) the entry of an order granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (x) to allow any creditor to execute upon or enforce a Lien on any Collateral or on any other material property or assets of any Credit Party or (y) with respect to any Lien of, or the granting of any Lien on any material portion of the Collateral or any other property or assets of any Credit Party to, any State or local environmental or regulatory agency or authority, (e) amending, supplementing, staying, reversing, vacating or otherwise modifying any of the Cash Management Order or Final Financing Order or this Agreement or any other Credit Document or any of Agent's or any Lender's rights, benefits, privileges or remedies under the Cash Management Order, the Final Financing Order, this Agreement or any other Credit Document without the prior written consent of the Requisite Lenders;
(f) consolidating or combining any Credit Party with any other Person (other than a Filing Company) except pursuant to the Plan or with the prior written consent of the Requisite Lenders; or (g) approving, or there shall arise, any other administrative expense claim having any priority over, or being pari passu with, the administrative expense priority of the Obligations in respect of any of the Cases; (ii) the filing by any Filing Company of a motion, application or other petition to effect or consent to any order referred to in the foregoing clause (i); or

                  (g) Bankruptcy or Related Event of the Subsidiaries. Any one of the Subsidiaries of the Debtors takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, dissolution, administration, liquidation, voluntary or involuntary bankruptcy proceeding under the Bankruptcy Code, or re-organization (whether by way of voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee, or similar officer of it or of any or all of its revenues and assets, whether in the United States, the United Kingdom, or any other country, save in circumstances where such action, steps or proceedings (i) are frivolous or vexatious, do not relate to the appointment of an administrator, of it or of any or all of its revenues and assets (or its equivalent in any jurisdiction other than that of England and Wales) and are either being contested in good faith by appropriate legal action or are stayed and discharged within (30) days of their commencement; (ii) are constituted by the Cases or the Diamond Administration Cases or appointment of Administrators in respect of Diamond Holdings or Diamond Cable; or (iii) are mergers between any of the entities which comprise the Cablecom Entities; or

                  (h) Plan. (i) A chapter 11 plan (other than the Plan) shall be filed by any party, provided however the filing of a plan during the Debtors' exclusive period by a party other than the Debtors shall not constitute an Event of Default if such filing is frivolous, vexatious, or done solely to trigger this default provision; (ii) the Plan shall be withdrawn, amended or modified without the consent of the Lenders; or (iii) the Debtors or their Subsidiaries take, or permit, any action or inaction which is inconsistent with the Plan; or

                  (i) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $250,000 or (ii) in the aggregate at any time an amount in excess of $1,500,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against NTL or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five days prior to the date of any proposed sale thereunder); or

                  (j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably be expected to result in liability of NTL, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $5,000,000; or (ii) there exists any fact or circumstance that would reasonably be expected to result in the imposition of a Lien or security interest under Section 412(n) of the Internal Revenue Code or under ERISA; or

                  (k) Change of Control. A Change of Control shall occur;
or

                  (l) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party; or

                  (m) Failure to Comply with Budget. Failure by Company to use the proceeds of the Term Loans in compliance with Section 2.3;

                  (n) Material Adverse Effect. There shall occur any event or circumstance the result of which is or could reasonably be expected to have a Material Adverse Effect; provided that for the purposes of this Agreement, the Significant Events by themselves shall not constitute a Material Adverse Effect.

THEN, without further order of or application to the Bankruptcy Court, (1) upon the occurrence of any Event of Default described in Section 8.1(f) (other than 8.1(f)(i)(d) and 8.1(f)(i)(f)) automatically, and (2) upon the occurrence and continuance of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, (A) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Term Loans, and (II) all other Obligations; and
(B) the Agent will take such actions as specifically directed by the Requisite Lenders to enforce any and all Liens and security interests created pursuant to the Collateral Documents under the UCC and other applicable law and rights and remedies hereunder or in the Final Financing Order.

         8.2. Automatic Stay. During the continuance of an Event of Default, upon one Business Days' notice to the Debtors, any creditors' committees in the Chapter 11 Cases and the United States Trustee, the automatic stay provided under section 362 of the Bankruptcy Code shall be deemed automatically vacated to permit the Agent and the Lenders to take immediately any action permitted under this Agreement, the other Credit Documents, the Bankruptcy Code, the UCC or other applicable law with respect to the Collateral or otherwise.

SECTION 9. AGENT

         9.1. Appointment of Agents. Agent is hereby appointed Agent hereunder, and each Lender hereby authorizes Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agent and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties hereunder, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

         9.2. Powers and Duties. Each Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to Agent by the terms hereof and thereof or as directed by the Requisite Lenders, together with such powers, rights and remedies as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Lender authorizes and directs Agent to enter into this Agreement, the other Credit Documents and the Foreign Subsidiary Subordination Agreement, to the extent Agent is a party thereto, for the ratable benefit and obligation of the Agent and the Lenders. Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Agent shall not have or be deemed to have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

         9.3. General Immunity.

                  (a) No Responsibility for Certain Matters. Agent shall not be responsible to any Lender for or have any duty to ascertain or inquire into (i) the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or (ii) any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by or on behalf of Agent to Lenders or by or on behalf of any Credit Party to Agent or any Lender under or in connection with the Credit Documents and the transactions contemplated thereby or (iii) the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, or
(iv) the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or (v) the use of the proceeds of the Term Loans or (vi) the existence or possible existence of any Event of Default or Default or (vii) any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder or (viii) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent. Anything contained herein to the contrary notwithstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding Term Loans or the component amounts thereof.

                  (b) Exculpatory Provisions. Neither Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted to be taken by any of them under or in connection with any of the Credit Documents or the transactions contemplated thereby except to the extent caused by Agent's gross negligence or willful misconduct. Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Agent shall have received instructions in writing in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for NTL and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

         9.4. Agent Entitled to Act as Lender. Agent and its
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with NTL and its Subsidiaries and Affiliates as though Agent were not Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, the Agent or its Affiliates may receive information regarding NTL or its Affiliates (including information that may be subject to confidentiality obligations in favor of NTL or such Affiliate) and acknowledge that Agent shall be under no obligation to provide such information to them. With respect to its Term Loans, if any, Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" include Agent in its individual capacity. Agent may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

         9.5. Lenders' Representations, Warranties and Acknowledgment.

                  (a) Each Lender represents and warrants to Agent that it
(i) has made its own independent investigation of the financial condition and affairs of NTL and its Subsidiaries in connection with the Term Loans hereunder, (ii) has made and shall continue to make its own appraisal of the creditworthiness of NTL and its Subsidiaries and all credit analysis and decisions hereunder or in connection herewith, and (iii) made its own decision to enter into this Agreement and extend credit to Company. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Term Loans or at any time or times thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

                  (b) Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

                  (c) Each Lender acknowledges that, except as agreed by the Agent, the Agent will exercise rights and remedies against the Collateral solely pursuant to the jurisdiction and orders of the Bankruptcy Court.

         9.6. Right to Indemnity. (a) Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agent and the officers, directors, employees, agents, attorneys, professional advisors and affiliates of Agent to the extent that they shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent or any other such Person in exercising the powers, rights and remedies or performing duties hereunder or under the other Credit Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement, the other Credit Documents, any documents contemplated hereby or thereby, the transactions contemplated hereby or thereby or any action taken or omitted to be taken under or in connection with any of the foregoing; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction. If any indemnity furnished to Agent or any other such Person for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent or other such Person against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify Agent or other such Person against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

                  (b) Each Lender shall reimburse Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including reasonable counsel fees and disbursements) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

                  (c) For purposes of this Section 9.6 only, the term "Lender" in the definition of "Pro Rata Share" shall not include NTL Delaware.

         9.7. Successor Agent. Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Lenders and Company. After an Event of Default, Agent may be removed by the Requisite Lenders at any time by giving thirty days' prior written notice to the Agent. Upon any such notice, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall promptly (i) transfer to such successor Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent under the Credit Documents, and (ii) execute and deliver to such successor Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the security interests created under the Collateral Documents, whereupon such retiring Agent shall be discharged from its duties and obligations hereunder. After any Agent's resignation or removal hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder.

         9.8. Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." Agent will notify Lenders of its receipt of any such notice.

         9.9. Collateral Matters. Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or has been encumbered, or that the Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Credit Documents.

SECTION 10. MISCELLANEOUS

         10.1. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party or Agent shall be sent to such Person's address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail as registered or certified mail with postage prepaid and properly addressed; provided, no notice to Agent shall be effective until received by Agent.

         10.2. Expenses. Whether or not the transactions contemplated hereby shall be consummated, each of the Credit Parties agrees to pay promptly (a) all the costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for NTL and the other Credit Parties; (c) the expenses and disbursements of counsel to Agent and Lenders (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company or any other Credit Party; (d) all the costs and expenses of creating and perfecting Liens in favor of Agent, for the benefit of Lenders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to Agent and of counsel providing any opinions that Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the costs and fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all the costs and expenses (including the fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Agent and its counsel) in connection with the custody or preservation of any of the Collateral; and (g) all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or otherwise in connection with this Agreement.

         10.3. Indemnity. In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel, as reasonably acceptable to the Credit Parties), indemnify, pay and hold harmless, Agent and each Lender and the officers, partners, directors, trustees, employees, agents and Affiliates of Agent and each Lender (each, an "Indemnitee"), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this
Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. To the extent permitted by applicable law, no Credit Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Credit Document or any agreement or instrument or transaction contemplated hereby.

         10.4. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and continuance of any Event of Default the Agent and each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Agent (such consent not to be unreasonably withheld or delayed), without further application to the Bankruptcy Court or notice to any Credit Party or to any other Person (other than Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to the Agent or such Lender hereunder, and under the other Credit Documents, including all claims of any nature or description arising out of or connected to this Agreement, or with any other Credit Document, irrespective of whether or not (a) the Agent or such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Credit Party hereby further grants to Agent and each Lender a security interest in all Deposit Accounts maintained with Agent or such Lender as security for the Obligations. Without limiting the generality of the foregoing, upon the occurrence and continuance of an Event of Default, the Agent shall have the right to set off and to appropriate and to apply any and all amounts in the Disbursement Account against and on account of the Obligations hereunder on the terms and conditions set forth in this Section 10.4.

         10.5. Amendments and Waivers.

                  (a) Requisite Lenders' Consent. Subject to Sections 10.5(b), 10.5(c) and 10.5(d), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders. Notwithstanding anything to the contrary herein, any provision (other than 10.5(b)) requiring the consent or satisfaction of the Lenders shall mean the consent or satisfaction of the Requisite Lenders.

                  (b) Affected Lenders' Consent. Without the written consent of each Lender that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

                           (i) extend the scheduled final maturity of any Term Loan or Term Loan Note;

                           (ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

                           (iii) reduce the rate of interest on any Term Loan or any fee payable hereunder;

                           (iv) extend the time for payment of any such interest or fees;

                           (v) amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c);

                           (vi) amend the definition of "Requisite Lenders" or "Pro Rata Share";

                           (vii) release all or substantially all of the Collateral or any material Guarantor from the Guaranty except as expressly provided in the Credit Documents; provided, however, that any release of less than substantially all of the Collateral (other than as expressly provided in the Credit Documents) shall require the vote of Lenders having or holding Term Loans representing more than 66 2/3% of the sum of the aggregate Term Loans of all Lenders.

                           (viii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document except as expressly provided in any Credit Document.

                  (c) Execution of Amendments, etc. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

                  (d) Agent's Consent. No agreement shall amend, modify or otherwise affect the rights or duties of Agent under any Credit Document without the prior written consent of Agent.

         10.6. Successors and Assigns; Participations.

                  (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Register. Company, Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Term Loan Commitments and Term Loans listed therein for all purposes hereof, and no assignment or transfer of any such Term Loan Commitment or Term Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Agent and recorded in the Register as provided in Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Term Loan Commitment or Term Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Term Loan Commitments or Term Loans.

                  (c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer to any Eligible Assignee all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Term Loan Commitment or Term Loans owing to it or other Obligation (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Term Loan):

                  (d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Agent an Assignment Agreement, together with (i) except in the case of assignments by or to Agent, a processing and recordation fee of $3500 (except that only one fee shall be payable in the case of contemporaneous assignments to Related Funds), and
(ii) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Agent pursuant to
Section 2.12(d).

                  (e) Notice of Assignment. Upon its receipt of a duly executed and completed Assignment Agreement, together with the processing and recordation fee and such forms, certificates or other evidence referred to in Section 10.6(d) (and any forms, certificates or other evidence required by this Agreement in connection therewith), Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Company and shall maintain a copy of such Assignment Agreement.

                  (f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Term Loan Commitments or Term Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Term Loan Commitments or Term Loans for its own account in the ordinary course of its business and without a view to distribution of such Term Loan Commitments or Term Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Term Loan Commitments or Term Loans or any interests therein shall at all times remain within its exclusive control).

                  (g) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the "Effective Date" specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto); provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder and shall remain subject to any indemnification obligations arising hereunder, as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder and an assignee shall not be entitled to receive any greater payment under Section 2.12 with respect to any portion assigned them ; (iii) the Term Loans shall be modified to reflect the Term Loans of such assignee of such assigning Lender, if any; and if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Term Loan Notes to Agent for cancellation, and thereupon Company shall issue and deliver new Term Loan Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender.

                  (h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than NTL, any of its Subsidiaries or any of its Affiliates) in all or any part of its Term Loan Commitments, Term Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment modification or waiver that would (i) extend the final scheduled maturity of any Term Loan or Term Loan Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Term Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Term Loan Commitment or Term Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Term Loans hereunder in which such participant is participating. Company agrees that each participant shall be entitled to the benefits of Section 2.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under
Section 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Company's prior written consent and (ii) a participant shall not be entitled to the benefits of Section 2.12 unless Company is notified of the participation sold to such participant and such participant agrees, for the benefit of Company, to comply with Section 2.12 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

                  (i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, (i) any Lender may assign and pledge all or any portion of its Term Loans, the other Obligations owed to such Lender, and its Term Loan Notes, if any, to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank, and (ii) any Lender which is an investment fund may pledge all or any portion of its Term Loan Notes, if any, or Term Loans to its trustee or other representative or financing party in support of its obligations to such trustee or other representative or financing party; provided, no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

         10.7. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         10.8. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any credit extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.12, 10.2, 10.3 and
10.4 and the agreements of Lenders set forth in Section 9.6 shall survive the payment of the Term Loans and the termination hereof.

         10.9. No Waiver; Remedies Cumulative. No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

         10.10. Marshalling; Payments Set Aside. Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Agent or Lenders (or to Agent, on behalf of Lenders), or Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

         10.11. Severability. In case any provision in or obligation hereunder or any Term Loan Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         10.12. Obligations Several; Independent Nature of Lenders' Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         10.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

         10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

         10.15. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.15 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TERM LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         10.16. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Term Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Term Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Term Loans made hereunder or be refunded to Company.

         10.17. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         10.18. Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.

         10.19. Section 506(c) Waiver. In consideration of the Term Loans being made available to the Company by the Lenders, each of the Debtors hereby agrees not to assert and affirmatively waives any claim it otherwise might have under section 506(c) of the Bankruptcy Code and agrees that the Collateral securing the Obligations to the Lenders may be charged with costs or expenses only as provided for hereunder with respect to Carve-Out Expenses.

         10.20. Construction of Agreement. Each of the parties hereto acknowledges that it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, that it has had full and fair opportunity to review and revise the terms of this Agreement, and that this Agreement has been drafted jointly by all of the parties hereto. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

SECTION 11. Collateral.

         11.1. Grant of Lien. As security for the prompt payment in full of all Term Loans made and to be made to Company from time to time by the Lenders pursuant hereto, as well as to secure the payment and performance in full of all other Obligations hereunder, the Company and each of the Guarantors hereby pledges and grants to Agent for the benefit of the Secured Parties, their successors and assigns, an undivided continuing first priority lien upon and security interest in all of its Collateral (subject only to (i) the Carve Out Expenses, (ii) valid, perfected nonavoidable and enforceable liens existing on the date that the Cases are filed as set forth on Schedule 6.2, and (iii) the other Liens permitted under Section 6.2), in accordance with Sections 364(c)(2) and (3) of the Bankruptcy Code. Without limiting the scope of the pledge and grant made under the preceding sentence, the lien and security interests granted hereunder shall extend and attach to each Credit Party's right, title and interest in and to the following, whether presently owned or hereafter acquired by Company or any Guarantor, in each case however its interest therein may arise or appear (whether by ownership, security interest, claim or otherwise):

                  (a) all Accounts (as defined in the UCC);

                  (b) all Chattel Paper (as defined in the UCC);

                  (c) all Deposit Accounts (as defined in the UCC);

                  (d) all Commercial Tort Claims (as defined in the UCC), including, without limitation, the commercial tort claims listed on
Schedule 11.01 hereto;

                  (e) all Commodities Accounts (as defined in the UCC);

                  (f) any and all sale, service, performance and equipment or real property lease contracts, agreements and grants (whether written or oral), and any other contract (whether written or oral) between Company or any Guarantor and third parties (collectively, the "Contracts");

                  (g) all intercompany indebtedness (whether or not evidenced by a note) owed to any Credit Party, including, without limitation, the Existing Note (and any security given with respect to such indebtedness) but excluding any intercompany indebtedness owed to NCC by any of its Subsidiaries;

                  (h) all copyrights owned by or assigned to any Credit Party, along with any and all (i) renewals and extensions thereof, (ii) income, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, and
(iii) rights to sue for past, present and future infringements thereof (collectively, the "Copyrights");

                  (i) all Documents (as defined in the UCC);

                  (j) all Equipment (as defined in the UCC);

                  (k) all General Intangibles (as defined in the UCC);

                  (l) all Goods (as defined in the UCC);

                  (m) all Instruments (as defined in the UCC);

                  (n) all Inventory (as defined in the UCC);

                  (o) all Investment Property (as defined in the UCC, including, without limitation, the Capital Stock of its direct Subsidiaries, other than the Capital Stock of NTL (UK) Group, Inc. and NTL Switzerland SPV, Inc.); provided that the pledge of the Capital Stock of any First Tier Foreign Subsidiary shall be limited to 65% of such Capital Stock;

                  (p) all Letter of Credit Rights (as defined in the UCC);

                  (q) all Money (as defined in the UCC);

                  (r) patents issued or assigned to and all patent applications made by any Credit Party, along with any and all (i) inventions and improvements described and claimed therein, (ii) reissues, divisions, continuations, extensions and continuations-in-part thereof,
(iii) income, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, and (iv) rights to sue for past, present and future infringements thereof (collectively, the "Patents");

                  (s) all Real Estate Assets;

                  (t) all Securities Accounts (as defined in the UCC);

                  (u) all Security Entitlements (as defined in the UCC);

                  (v) all Supporting Obligations (as defined in the UCC);

                  (w) all trademarks (including service marks), logos, federal and state trademark registrations and applications made by any Credit Party, common law trademarks and trade names owned by or assigned to any Credit Party and all registrations and applications for the foregoing, along with any and all (i) renewals thereof, (ii) income, royalties, damages and payments now or hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past or future infringements thereof, and (iii) rights to sue for past, present and future infringements thereof (collectively, the "Trademarks");

                  (x) all license agreements and covenants not to sue with any other party with respect to any Patent, Trademark, or Copyright, along with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages and payments for past, present or future breaches thereof, (iii) rights to sue for past, present and future breaches thereof and (iv) any other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights (collectively, the "Licenses");

                  (y) the entire goodwill and all product lines of each Credit Party's business and other general intangibles, including, without limitation, know-how, trade secrets, customer lists, proprietary information, inventions, methods, procedures and formulae connected with the use of and symbolized by the Trademarks of Company or any Guarantor (collectively, the "Good Will");

                  (z) all Vehicles;

                  (aa) all other Goods and personal and real property of each Credit Party whether tangible or intangible or whether now or hereafter owned by any Credit Party, and wherever located;

                  (bb) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, including all rights under all permits granted in favor of any Credit Party, all rights under all contracts or agreements to which any Credit Party may be a party, and other collateral delivered to the Agent by or on behalf of any Credit Party pursuant to any collateral agreement, and any assignment of insurance policies;

                  (cc) to the extent not otherwise included, all monies and other property of any kind which, after the date of the filing of the Cases, is received by any Credit Party in connection with refunds with respect to taxes, assessments and governmental charges imposed on Company or any Guarantor or any of their property or income; and

                  (dd) to the extent not otherwise included, all causes of action of any of the Credit Parties.

                  Notwithstanding the foregoing, liens and security interests shall not be granted hereunder on (i) the Capital Stock or assets of NTL (UK) Group, Inc., (ii) the assets or more than 65% of the Capital Stock of a First Tier Foreign Subsidiary, (iii) the assets or Capital Stock of any foreign entity not included in clause (ii), (iv) the Capital Stock or assets of NTL Switzerland SPV, Inc., (iv) the accounts set forth on
Schedule 1.01 in respect of which security has been granted at the date hereof by NTL Delaware as required by the terms of the Foreign Subsidiary Credit Agreements (and defined therein as the "Charged Account"), (v) the account, set forth on Schedule 1.01, in respect of which security has been granted at the date hereof by NTL in relation to that certain ISDA Master Agreement dated March 26, 2001, between J.P. Morgan Chase and NTL relating to PTV, (vi) the assets of NCC, (vii) the intercompany receivable owed to the Company scheduled on Schedule 1.04 or (viii) the assets of any Joint Venture, or the Securities of any Joint Venture to the extent a Lien would be prohibited or cause an adverse effect on the interests of the Lenders or NTL and its Subsidiaries.

         11.2. Super Priority Claims. The Term Loans and all other Obligations shall constitute, in accordance with section 364(c)(1) of the Bankruptcy Code, claims against the Credit Parties in their Chapter 11 Cases which are administrative expense claims having priority over any and all administrative expenses of the kind specified in section 503(b) or 507(b) of the Bankruptcy Code, except for Carve-Out Expenses, provided that any claims against NCC shall be subject to the Foreign Subsidiary Subordination Agreement.

         11.3. Perfection of Security Interests. (a) The liens and security interests granted herein shall be deemed valid, enforceable and perfected by entry of the Final Financing Order. Notwithstanding anything herein to the contrary, no financing statement, notice of lien or similar instrument in any jurisdiction or filing office need be filed or any other action taken in order to validate or perfect the liens and security interests granted by or pursuant to this Agreement or the Final Financing Order.

                  (b) The liens and security interests, lien priority, administrative priorities and other rights and remedies granted to the Lenders and Agent pursuant to this Agreement, the Final Financing Order (specifically including but not limited to the existence, perfection and priority of the Liens and security interests provided herein and the administrative priority provided herein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of debt by the Debtors (pursuant to section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of the Cases, or by any other act or omission whatever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

                           (i) except for the Carve-Out Expenses having priority over the Obligations, no costs or expenses of administration which have been or may be incurred in the Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of the Lenders or the Agent against the Credit Parties in respect of any Obligation;

                           (ii) the liens and security interests set forth in Section 11.1 shall constitute valid and perfected first priority liens and security interests, subject only to the Carve-Out Expenses and Permitted Liens and shall be prior to all other liens and security interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever; and

                           (iii) the liens and security interests granted hereunder shall continue valid and perfected without the necessity that financing statements or any other documents be filed or that any other action be taken under applicable nonbankruptcy law.

                  (c) Notwithstanding subsections (a) and (b) of this
Section 11.3, or any failure on the part of any Credit Party and the Lenders and Agent to perfect, maintain, protect or enforce the liens and security interests in the Collateral granted hereunder, the Final Financing Order (when entered) shall automatically, and without further action by any Person, perfect such liens and security interests against the Collateral.

         11.4. Performance by the Lenders of Company's or Guarantor's Obligations. If the Credit Parties fail to perform or comply with any of their agreements contained herein and the Agent, as provided for by the terms of this Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of the Term Loans, shall be payable by the Credit Parties to Agent on demand and shall constitute Obligations secured by the Collateral. Performance of Credit Parties' obligations as permitted under this Section 11.4 shall in no way constitute a violation of the automatic stay provided by section 362 of the Bankruptcy Code and each Credit Parties hereby waives applicability thereof. Moreover, neither Agent nor any of the Lenders shall in any way be responsible for the payment of any costs incurred in connection with preserving or disposing of Collateral pursuant to section 506(c) of the Bankruptcy Code and the Collateral may not be charged for the incurrence of any such cost.

         11.5. Limitation on the Lenders' Duty in Respect of Collateral. Neither Agent nor any of the Lenders shall have any duty as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees of or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that Agent and the Lenders shall use reasonable care with respect to the Collateral in their possession or under their control. Upon request of Company, the Lenders shall account for any moneys received by them in respect of any foreclosure on or disposition of the Collateral.

         11.6. Continuance of Security Interests. The rights and security interests granted to Agent and the Lenders hereunder are to continue in full force and effect, notwithstanding the termination of this Agreement or the fact that the account maintained in the name of Company and the Guarantors on the books of Agent or the Lenders may from time to time be temporarily in a credit position, until the final payment in full to the Lenders of all Term Loans and other Obligations due and payable hereunder and under the other Credit Documents and the termination of this Agreement.




                [Remainder of page intentionally left blank]



                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                        COMMUNICATIONS CABLE FUNDING CORP., as Company


                        By: /s/ Richard J. Lubasch
                            ---------------------------------------
                            Name:  Richard J. Lubasch
                            Title: Vice President and Secretary


                        NTL INCORPORATED, as a Guarantor


                        By: /s/ Richard J. Lubasch
                            ---------------------------------------
                            Name:  Richard J. Lubasch
                            Title: Executive Vice President and
                                   General Counsel


                        NTL (DELAWARE), INC., as a Lender and as Guarantor


                        By: /s/ Richard J. Lubasch
                            ---------------------------------------
                            Name:  Richard J. Lubasch
                            Title: Executive Vice President and
                                   General Counsel


                        NTL COMMUNICATIONS CORP., as a Guarantor


                        By: /s/ Richard J. Lubasch
                            ---------------------------------------
                            Name:  Richard J. Lubasch
                            Title: Executive Vice President and
                                   General Counsel


                        ANGELO GORDON & CO. LLP,
                         Solely on behalf of certain fiduciary accounts, as a Lender


                        By: /s/ Jeffrey H. Aronson
                           ---------------------------------------
                           Name:  Jeffrey H. Aronson
                           Title  Authorized Signatory


                        APPALOOSA MANAGEMENT, LP,
                          On behalf of funds and accounts managed by it, as a Lender


                        By: /s/ Ronald N. Goldstein
                            ---------------------------------------
                            Name:  Ronald N. Goldstein
                            Title  Chief Financial Officer


                        CAPITAL RESEARCH & MANAGEMENT CO.,
                         Solely on behalf of certain fiduciary accounts, as a Lender


                         By: /s/ Michael J. Downer
                            ---------------------------------------
                            Name:  Michael J. Downer
                            Title  Vice President


                         FIDELITY SUMMER STREET TRUST: FIDELITY CAPITAL
                          AND INCOME FUND, as a Lender


                         By: /s/ Paul Maloney
                             ---------------------------------------
                             Name:  Paul Maloney
                             Title  Assistant Treasurer


                         FRANKLIN MUTUAL FUND ADVISORS, LLC,
                              as a Lender


                         By: /s/ Michael Embler
                            ---------------------------------------
                            Name:  Michael Embler
                            Title  Vice President


                        OAKTREE CAPITAL MANAGEMENT,
                          Solely as general partner and/or investment manager of certain funds and accounts it manages, as a Lender


                        By: /s/ Brett Wyard
                           ---------------------------------------
                           Name:  Brett Wyard
                           Title: Managing Director


                        By:  /s/ Kenneth Lang
                            --------------------------------------
                            Name:  Kenneth Lang
                            Title: Managing Director


                        SALOMON BROTHERS ASSET MANAGEMENT,
                         Solely on behalf of certain fiduciary accounts, as a Lender


                        By: /s/ Peter J. Wilby
                           ---------------------------------------
                           Name:  Peter J. Wilby
                           Title: Managing Director


                        W.R. HUFF ASSET MANAGEMENT CO., LLC,
                          Solely on behalf of its separate accounts and affiliates, as a Lender


                        By: /s/ Ed Banks
                           ---------------------------------------
                           Name:  Ed Banks
                           Title: Authorized Signatory


                        CIT GROUP/BUSINESS CREDIT, INC., as Agent for
                          the Lenders


                        By: /s/ Gary L. Lembo
                           ---------------------------------------
                           Name:  Gary L. Lembo
                           Title: Vice President